Exhibit 4.19

LEASE AGREEMENT

BETWEEN

KINGSBRIDGE 2005 LLC,

LANDLORD,

-AND-

AUDIOCODES, INC.

TENANT

DATED: MAY 13, 2022

LEASE AGREEMENT

This LEASE AGREEMENT (this “Lease”) is dated May 13, 2022 (the “Effective Date”) and is between KINGSBRIDGE 2005 LLC (“Landlord”), and AUDIOCODES, INC. (“Tenant”). This Lease shall be effective and binding on Landlord and Tenant on the Effective Date.

BASIC LEASE PROVISIONS

(1)Land:Plot of land on which the Building has been constructed.

(2)Building:80 Kingsbridge Road, Piscataway, New Jersey 08854

(3)Premises:14,706 rentable square feet in the Building, as shown on Schedule A attached hereto.

(4)Term:Ten (10) years and three (3) months

(5)Commencement Date: Set forth in Section 2.2(b) below.

(6)

Lease Year Each period of twelve (12) consecutive full months, beginning on the first day of the month following the Commencement Date; provided, however, in the event that the Commencement Date occurs on the first day of the month, then the first Lease Year shall commence on the Commencement Date. The first Lease Year shall also include the partial month, if any, in which the Commencement Date occurs.

(7)	Termination Date: The last day of the one hundred twenty third (123rd) full calendar month after the Commencement Date, or such earlier date upon which the Term may expire or be terminated.
(8)

Basic Rent:  Provided that no Event of Default has occurred, Basic Rent for the three (3) months of the Term (the “Basic Rent Allowance”) shall be abated. The date on which Tenant commences paying Basic Rent after the expiration of the “Basic Rent Allowance” period shall be the “Rent Commencement Date”. It is understood and agreed that the Basic Rent Allowance is given by Landlord in consideration of Tenant's paying when due all rents under this Lease, and otherwise complying with the terms hereof, and that in the event of Tenant’s surrender of the Premises prior to the Expiration Date hereof or of any default by Tenant under this Lease which results in the early termination hereof (the “Early Termination”), then and in such event, the unamortized portion (as amortized monthly on a straight-line basis over the initial monthly term of the Lease) of the following amounts: (i) the Basic Rent Allowance given pursuant to this Paragraph; (ii) any fee, commission or other compensation paid by Landlord to any attorney, broker or finder, in connection with this Lease; and (iii) the cost of the Landlord’s Work (including all hard and soft costs arising out of or in connection therewith) and Landlord’s Contribution, shall become due and payable effective immediately prior to such Early Termination, as Additional Rent under this Lease.

	Period	Basic Rent/RSF	Annual Basic Rent	Monthly Basic Rent
(9) Rentable Size of	Lease Year 1	$[---]	$[---]	$[---]
	Lease Year 2	$[---]	$[---]	$[---]
	Lease Year 3	$[---]	$[---]	$[---]
	Lease Year 4	$[---]	$[---]	$[---]
	Lease Year 5	$[---]	$[---]	$[---]
	Lease Year 6	$[---]	$[---]	$[---]
	Lease Year 7	$[---]	$[---]	$[---]
	Lease Year 8	$[---]	$[---]	$[---]
	Lease Year 9	$[---]	$[---]	$[---]
	Lease Year 10	$[---]	$[---]	$[---]
	Months 1, 2, 3 of Lease Year 11	$[---]	$[---]	$[---]
Building:		30,936 square feet.

(10)Tenant’s Proportionate Share:[---]%, being the agreed-upon rentable area of the Premises divided by Rentable Size of Building, i.e., [---].

(11)Security:N/A

(12)Permitted Use:Sales and administrative offices together with accessory executive and administrative offices, warehousing and any lawfully permitted ancillary use.

(13)Brokers:Avison Young (Landlord’s Broker)

Newmark of New Jersey, LLC (Tenant’s Broker)

(14)Landlord’s Contribution:$[---]

(15)Landlord’s Notice Address:Kingsbridge 2005 LLC

2362 Nostrand Avenue, Suite 7

Brooklyn NY 11210

Attn: Manager

With a copy to:

Diversified Management Plus

1125 Ocean Avenue

Lakewood, NJ 08701

(16) Tenant’s Notice Address:Prior to the Commencement Date:

AudioCodes Inc.

200 Cottontail Lane,

Suite A101E,

Somerset, NJ 08873

After the Commencement Date: At the Premises

ARTICLE 1
DEFINITIONS

1.1 Capitalized Terms. Capitalized terms used in this Lease but not otherwise defined have the meanings set forth in Appendix I.

ARTICLE 2
DEMISE, TERM

2.1Demise of Premises. Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, upon the terms and conditions set forth herein, the Premises for the Term.

2.2	Term.

(a)Term: The Term of this Lease will commence on the Commencement Date and end on the Termination Date.

(b)Commencement Date. The “Commencement Date” will be the earlier to occur of (i) the date Tenant takes occupancy of the Premises for the purposes of conducting its business, and (ii) the date that Landlord’s Work is Substantially Completed (including the loading dock referenced in Schedule C). As of June 1, 2022, provided that Tenant is not then in default under this Lease after the expiration of any applicable notice or cure periods, Tenant shall be permitted to arrange with the Building’s property manager for mutually-convenient times for Tenant to gain access to the Premises for installation of its furniture, fixtures and equipment, provided that: (i) Tenant shall comply fully with, and such access shall be governed by and subject to, all the terms, covenants and conditions of this Lease (except that Tenant shall not be responsible for the payment of Basic Rent or Additional Rent with respect to the Premises (nor have any premises liability except as arising out of or in connection with its access to the Premises) until the Commencement Date); (ii) Tenant provides certificates of insurance as required by Article 14; and (iii) Tenant’s access to the Demised Premises permitted hereby shall be governed by Landlord’s Building manager and shall not interfere with any of Landlords’ Work, as reasonably determined by Landlord’s Building manager. Notwithstanding anything herein to the contrary, in the event

Landlord’s Work set forth on Schedule C is not substantially completed by December 1, 2022, subject only to Tenant Delay,  Tenant shall have the right, on ten (10) business days notice to cure, to terminate this Lease, in which event the first month’s rent paid by Tenant to Landlord shall be returned and neither party shall have any further liability to the other.

(c)Substantial Completion. “Substantially Completed” or “Substantial Completion” means that Landlord has completed the Landlord’s Work in accordance with the Working Plans, except for (x) minor details of construction that will not unreasonably interfere with Tenant’s use of the Premises (collectively, “Punch List Items”), and (y) any part of the Landlord’s Work that is not completed due to any act or omission of Tenant or Tenant’s Visitors.If the completion of  the Landlord’s Work is delayed due to any act or omission by Tenant or Tenant’s Visitors, including, but not limited to, delays due to changes in or additions to the Landlord’s Work requested by Tenant, or delays due to the postponement of any work at the request of Tenant, then Tenant will be responsible to pay Landlord the rent otherwise due hereunder for the delay in the Commencement Date arising out of such Tenant action or inaction (any such delay being referred to herein as a “Tenant Delay”).

(d)AS IS. Tenant acknowledges that neither Landlord nor any employee, agent or representative of Landlord has made any express or implied representations or warranties with respect to the physical condition of the Property, Building or the Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Property, Building or the Premises or any portion thereof, and that Tenant is not relying upon any such representation or warranty in entering into this Lease. Tenant has inspected the Building and the Premises and is thoroughly acquainted with their respective condition and agrees to take the same “AS IS”, except for the Landlord’s Work which Landlord has agreed to complete pursuant to the terms of Section 2.6, and Landlord’s obligation to maintain the Building in good repair and condition and in compliance with all laws.

2.3Occupancy of Premises. Tenant’s occupancy of the Premises for the normal conduct of business will be deemed to conclusively establish that the Landlord’s Work is Substantially Completed and that the Premises are in satisfactory condition as of the date of such occupancy, except for Punch List Items and any matter of which Tenant gives Landlord notice within thirty (30) days thereof.

2.4Commencement Date Agreement: When the Commencement Date occurs, Landlord and Tenant shall enter into an agreement in the form annexed hereto as Schedule B memorializing the Commencement Date, Rent Commencement Date and Termination Date of this Lease; provided, however, failure to execute and deliver such agreement shall not affect the validity of the Commencement Date or the Termination Date as set forth in this Lease.

2.5Move-In Day. Tenant may move into the Premises at any time on or after the Commencement Date, provided that Tenant’s move in date is approved by Landlord at least  three (3) days in advance. No moving will be permitted after 11:00 PM. Tenant shall be responsible for any damage caused to the Premises, the Building and/or the Property by Tenant or its moving contractors.

2.6Landlord’s Work.: Landlord shall construct the Landlord’s Work in the manner and as provided in Schedule C attached hereto, and in compliance with applicable laws and codes.

ARTICLE 3

BASIC RENT; ADDITIONAL RENT

3.1Basic Rent. Tenant shall pay the Basic Rent to Landlord in lawful money of the United States of America in equal monthly installments, in advance, on the Rent Payment Dates, commencing on the Rent Commencement Date, except that Tenant shall pay the first installment of Basic Rent upon Tenant’s execution and delivery of this Lease.

3.2Additional Rent. In addition to the Basic Rent, Tenant shall pay and discharge when due, as additional rent (“Additional Rent”), all other amounts, liabilities and obligations which Tenant herein agrees to pay to Landlord, together with a reasonable administrative fee imposed by Landlord, penalties and costs which may be added thereto pursuant to the terms of this Lease.

3.3Administrative Fee. If any installment of Basic Rent or Additional Rent is not paid when due, Tenant shall pay to Landlord, on demand, then Tenant shall pay a one-time administrative fee to Landlord equal to five (5%) percent of the amount due and unpaid, it being understood and agreed that Landlord incurs significant increase administrative time and expenses as a result of any payment not paid when due. Such administrative late fee is in addition to all other rights and remedies available to Landlord and shall not be deemed to limit any such rights or remedies. Tenants' obligations and responsibilities pursuant to any provision of this Lease during the term hereof, including the payment of any Basic Rent or any Additional Rent, or the keeping, observance or performance of any covenant, agreement, term, provision or condition of this Lease on Tenant's part to be kept, observed or performed, shall survive the expiration or termination of the term of this Lease.

3.4Prorating Rent. If any Lease Year consists of a period of less than twelve (12)  full calendar months, payments of Basic Rent and Additional Rent, will be prorated on the basis of a thirty (30) day month or 360-day year, unless otherwise provided.

3.5No Abatement or Set-off. Except as herein provided, Tenant shall pay to Landlord, at Landlord’s address for notices hereunder, or such other place as Landlord may from time to time designate, without any offset, set-off, counterclaim, deduction, defense, abatement, suspension, deferment or diminution of any kind (i) the Basic Rent, without notice or demand, (ii) Additional Rent, and (iii) all other sums payable by Tenant hereunder. Except as otherwise expressly provided herein, this Lease will not terminate, nor will Tenant have any right to terminate or avoid this Lease or be entitled to the abatement of any Basic Rent, Additional Rent or other sums payable hereunder or any reduction thereof, nor will the obligations and liabilities of Tenant hereunder be in any way affected for any reason. The obligations of Tenant hereunder are separate and independent covenants and agreements.

3.6Invoices. If Landlord issues monthly or other periodic rent billing statements to Tenant, the issuance or non-issuance of such statements will not affect Tenant’s obligation to pay Basic Rent and the Additional Rent set forth in Sections 4.3 and 5.3, all of which are due and payable on the Rent Payment Dates.

3.7Net Lease. Tenant shall pay Landlord, as specified at the times set forth in this

Lease, Tenant’s Proportionate Share of Landlord’s Operating Expenses and Taxes. Notwithstanding the foregoing, Tenant’s reimbursement obligation shall not include (i) debt service payments of principal, interest, points, origination fees, penalties or any other costs or expenses in connection with any loan obtained by Landlord, repayment of which is secured by the Premises or any portion thereof, or (ii) any income or profit taxes of Landlord. Notwithstanding anything herein to the contrary, Tenant shall not be responsible for Operating Expense payments relating to the specific costs of other tenants in the Building, and in respect of costs that are allocated among tenants in the Building, Tenant shall be responsible only for its pro rata portion thereof.

ARTICLE 4

REAL ESTATE TAXES

4.1Taxes. Tenant shall pay to Landlord Tenant’s Proportionate Share of the Taxes for any Lease Year during the Term; provided, however, that if any special assessments may be paid in installments, Landlord shall elect to pay same over the longest period allowed by law and only such installments shall be Taxes for any particular year. Tenant’s Proportionate Share of the Taxes for less than a full Lease Year will be prorated.

4.2Landlord’s Tax Statement. As soon as reasonably possible after the Commencement Date and thereafter as soon as reasonably practical after the end of each succeeding Lease Year, Landlord shall determine or estimate Tenant’s Proportionate Share of Taxes for the Lease Year in question (the “Projected Taxes”) and shall submit such information to Tenant in a written statement (“Landlord’s Tax Statement”). Landlord shall use reasonable efforts to issue Landlord’s Tax Statement within one hundred twenty (120) days following the end of each Lease Year. Landlord’s failure to render Landlord’s Tax Statement for any Lease Year will not prejudice Landlord’s right to thereafter render Landlord’s Tax Statement with respect to such Lease Year or with respect to any other Lease Year, nor will the rendering of any Landlord’s Tax Statement prejudice Landlord’s right to thereafter render a revised Landlord’s Tax Statement for the applicable Lease Year.

4.3Monthly Tax Payment. Commencing on the first Rent Payment Date following the submission of Landlord’s Tax Statement and continuing thereafter on each successive Rent Payment Date until Landlord renders the next Landlord’s Tax Statement, Tenant shall pay to Landlord on account of its obligation under Section 4.1, a sum (the “Monthly Tax Payment”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the Projected Taxes for such Lease Year. Tenant’s first Monthly Tax Payment after receipt of Landlord’s Tax Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Lease Year which have elapsed prior to such first Monthly Tax Payment, times the Monthly Tax Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 4.1 for such Lease Year. From time to time during any Lease Year, Landlord may revise the Landlord’s Tax Statement and adjust Tenant’s Monthly Tax Payment to reflect Landlord’s revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the negative difference (if any) between the aggregate amount of Tenant’s Monthly Tax Payments theretofore made on account of its obligation under Section 4.1 for such Lease Year, and the amount which would have been payable by Tenant during such Lease Year had Landlord billed Tenant for the revised Monthly Tax Payment for such prior elapsed months during such Lease Year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 4.3.

4.4Reconciliation. Landlord shall use reasonable efforts to deliver to Tenant within one hundred twenty (120) days after the end of each Lease Year, Landlord’s final determination of the amount of Taxes for the Lease Year in question and shall submit such information to Tenant in a written statement (“Landlord’s Final Tax Statement”). Each Landlord’s Final Tax Statement must reconcile the payments made by Tenant in the Lease Year in question with Tenant’s Proportionate Share of the amount of the actual Taxes imposed for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within twenty (20) days after Tenant’s receipt of Landlord’s Final Tax Statement; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article 4. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within twenty (20) days after Tenant’s receipt of Landlord’s Final Tax Statement; provided, however, that, if the Term terminated as a result of a default by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

4.5Refund of Taxes. Landlord will have the right, but not the obligation, to seek to obtain a lowering of the assessed valuation of the Property. Landlord may employ whatever individuals and firms Landlord, in its sole judgment, deems necessary to undertake such endeavor. Tenant shall cooperate with Landlord and its representatives in all such endeavors. If Landlord receives a refund of Taxes in respect of a Lease Year and to the extent Tenant paid Additional Rent based on the Taxes paid prior to the refund, Landlord shall first deduct from such tax refund any expenses, including, but not limited to, attorneys fees and appraisal fees, incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, Landlord shall credit Tenant’s Proportionate Share of such refund against the next accruing monthly installment(s) of Additional Rent, or if the Term has expired, Landlord shall pay to Tenant Tenant’s Proportionate Share of such refund within thirty (30) days after receipt thereof by Landlord; provided, however, that (i) if the Term terminated as a result of a default by Tenant, Landlord will have the right to retain Tenant’s Proportionate Share of the refund to the extent Tenant owes Landlord any Basic Rent or Additional Rent, and (ii) Tenant’s Proportionate Share of such refund will in no event exceed the amount of Additional Rent actually paid by Tenant on account of the Taxes for the Lease Year in question. Any expenses incurred by Landlord in contesting the validity or the amount of the assessed valuation of the Property or any Taxes, to the extent not offset by a tax refund, will, for the purpose of computing the Additional Rent due Landlord or any credit due to Tenant hereunder, be included as an item of Taxes for the tax year in which such contest is finally determined. Notwithstanding anything to the contrary contained in this Lease, Tenant will have no right to contest or appeal the validity of any Taxes or the assessed valuation of the Property.

4.6Payment Pending Appeal. While proceedings for the reduction in assessed valuation for any year are pending, the computation and payment of Tenant’s Proportionate Share of Taxes will be based upon the original assessments for such year.

4.7Survival. In no event will any adjustment in Tenant’s obligation to pay Additional Rent under this Article 4 result in a decrease in the Basic Rent. Tenant’s obligation to pay Additional Rent, and Landlord’s obligation to credit and/or refund to Tenant any amount, pursuant to the provisions of this Article 4, will survive the Termination Date.

4.8Bills and Statements. The provisions of Section 29.3 apply to Landlord’s Tax

Statement.

4.9Rent Tax: If an excise, transaction, sales, or privilege tax or other tax or imposition (other than Federal, state or local income or estate taxes) is levied or assessed against Landlord or the Property on account of or measured by, in whole or in part, the Basic Rent and/or Additional Rent expressly reserved hereunder as a substitute for or in addition to, in whole or in part, Taxes or if any assessments and/or taxes are levied or assessed against Landlord or the Property on account of or as a result of the operation and/or existence of Tenant’s business, then Tenant shall pay to Landlord upon demand: (i) the amount of such excise, transaction, sales or privilege tax or other tax or imposition lawfully assessed or imposed as a result of Landlord’s interests in this Lease or of the Basic Rent and/or Additional Rent accruing under this Lease; and/or (ii) the amount of any assessments and/or taxes levied or assessed against Landlord or the Property on account of or as a result of the operation and/or existence of Tenant’s business in the Property.

ARTICLE 5
OPERATING EXPENSES

5.1	Operating Expenses.
(a)

The Landlord’s CAM Expenses, the Utility Expenses and the Insurance Expenses are collectively referred to as “Landlord’s Operating Expenses” and shall be determined and paid in accordance with the provisions of this Article 5.

(b)

Tenant shall pay to Landlord, Tenant’s Proportionate Share of the Landlord’s CAM Expenses for any Lease Year during the Term. Tenant’s Proportionate Share of Landlord’s CAM Expenses for less than a full Lease Year will be prorated.

(c)

Tenant shall pay to Landlord, Tenant’s Proportionate Share of the Utility Expenses for any Lease Year during the Term. Tenant’s Proportionate Share of the Utility Expenses for less than a full Lease Year will be prorated.

(d)

Tenant shall pay to Landlord, Tenant’s Proportionate Share of the Insurance Expenses for any Lease Year during the Term. Tenant’s Proportionate Share of the Insurance Expenses for less than a full Lease Year will be prorated.

5.2

Landlord’s Expense Statement. As soon as reasonably possible after the Commencement Date and thereafter as soon as practical after the determination of the Landlord’s Operating Expenses for each succeeding Lease Year during the Term, Landlord shall determine or estimate the amount of the Landlord’s Operating Expenses for the Lease Year in question (“Landlord’s Estimated Operating Expenses”) and shall submit such information to tenant in a written statement (“Landlord’s Expense Statement”). Landlord shall use reasonable efforts to issue Landlord’s Expense Statement within one hundred twenty (120) days following the end of each Lease Year. Landlord’s failure to render Landlord’s Expense Statement within such time for any Lease Year will not prejudice Landlord’s right to thereafter render Landlord’s Expense Statement with respect to such Lease Year or with respect to any other Lease Year, nor will the rendering of any Landlord’s Expense

Statement prejudice Landlord’s right to thereafter render a revised Landlord’s Expense Statement for the applicable Lease Year.

5.3Monthly Expense Payment Commencing on the first Rent Payment Date following the submission of Landlord’s Expense Statement and continuing thereafter on each successive Rent Payment Date until Landlord renders the next Landlord’s Expense Statement, Tenant shall pay to Landlord on account of its obligation under Section 5.1, a sum (the “Monthly Expense Payment”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of Landlord’s Estimated Operating Expenses for such Lease Year. Tenant’s first Monthly Expense Payment after receipt of Landlord’s Expense Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Lease Year which have elapsed prior to such first Monthly Expense Payment, times the Monthly Expense Payment; minus any Additional

Rent already paid by Tenant on account of its obligation under Section 5.1 for such Lease Year. From time to time during any Lease Year, Landlord may revise the Landlord’s Expense Statement and adjust Tenant’s Monthly Expense Payment to reflect Landlord’s revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the negative difference (if any) between the aggregate amount of Tenant’s Monthly Expense Payments theretofore made on account of its obligation under Section 5.1 for such Lease Year, and the amount which would have been payable by Tenant during such Lease Year had Landlord billed Tenant for the revised Monthly Expense Payment for such prior elapsed months during such Lease Year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 5.3.

5.4Reconciliation. Landlord shall use reasonable efforts to deliver to Tenant, within one hundred twenty (120) days after the end of each Lease Year, Landlord’s final determination of the amount of the Landlord’s Operating Expenses for the Lease Year in question and shall submit such information to Tenant in a written statement (the “Annual Expense Reconciliation”). Each Annual Expense Reconciliation must reconcile the aggregate of all Monthly Expense Payments made by Tenant in the Lease Year in question with Tenant’s Proportionate Share of the amount of the actual Landlord’s Operating Expenses for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within twenty (20) days after Tenant’s receipt of the Annual Expense Reconciliation; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article 5. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within twenty (20) days after Tenant’s receipt of the Annual Expense Reconciliation; provided, however, that if the Term terminated as a result of a default by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

5.5Audit. For ninety (90) days following Landlord’s delivery to Tenant of the Annual Expense Reconciliation, Tenant will have the right, during normal business hours and upon no less than five (5) days prior written notice to Landlord, to examine Landlord’s books and records for the purpose of confirming the Annual Expense Reconciliation. Tenant will be deemed to have accepted the Annual Expense Reconciliation unless, within fifteen (15) days after Tenant’s examination of Landlord’s books and records, Tenant delivers an objection notice to Landlord specifying in detail why Tenant believes such Annual Expense Reconciliation is incorrect. Notwithstanding anything to the contrary contained in this Section 5.5, Tenant will not be permitted to examine Landlord’s books and records or to dispute any Annual Expense

Reconciliation unless Tenant has paid to Landlord all amounts due as shown on such Annual Expense Reconciliation. Tenant shall not engage the services of any legal counsel or other professional consultant who charges for its services on a so-called contingency fee basis for the purpose of reviewing Landlord’s books and records.

5.6Survival. In no event will any adjustment in Tenant’s obligation to pay Additional Rent under this Article 5 result in a decrease in Basic Rent. Tenant’s obligation to pay Additional Rent, and Landlord’s obligation to credit and/or refund to Tenant any amount, pursuant to this Article 5 will survive the Termination Date.

5.7Operating Expenses With Respect to Tenant. Tenant shall pay to Landlord, the amount of any increase in Landlord’s Operating Expenses which is specifically attributable to Tenant’s use or manner of use of the Premises, to activities conducted on or about the Premises by Tenant or on behalf of Tenant or to any additions, improvements or alterations to the Premises made by or on behalf of Tenant.

5.8Bills and Statements. The provisions of Section 29.3 apply to Landlord’s Expense Statement.

ARTICLE
6 ELECTRICITY AND OTHER UTILITIES

6.1Cost of Electricity. The electricity consumed in the Premises will be measured by check meters or other measuring devices. From and after the Commencement Date, Tenant shall pay Landlord, within ten (10) days after delivery of a bill therefor, all charges, including, without limitation, usage charges, demand factors and all other charges calculated at the rate structure then existing of the utility company supplying electrical energy to the Building for Tenant’s consumption as determined by such meter. Landlord shall include in Landlord’s CAM Expenses the cost to read check meter or submeter, if any.

6.2Tenant Not To Exceed Capacity. Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord’s prior written consent, connect any fixtures, appliances or equipment to the Building electric distribution system or make any alteration or addition to the electric system of the Premises.  Any changes requested by Tenant must be sent in writing to Landlord, and if, in the sole judgment of Landlord, such changes will not cause or create a dangerous or hazardous condition or damage or injury to the Building, or entail excessive or unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants and/or the service then or thereafter to be supplied to tenants or occupants, Landlord will, at the sole cost and expense of Tenant, make such changes. Tenant shall pay Landlord for such costs and expenses within twenty (20) days of Tenant’s receipt of an invoice therefor.

6.3Other Utilities. Tenant’s use of water, sewer and/or any other utility service for the Premises shall be measured by meter, with Tenant to pay its prorata portion for such utility. If direct meters are installed, Tenant shall contract directly with the applicable utility company and shall pay all charges directly to said utility company. If submeters are installed, Tenant shall pay to Landlord, within twenty (20) days after receipt of an invoice therefor, an amount calculated by multiplying Tenant’s actual consumption of such utility (as shown on the submeter) by the rate at which such utility service is purchased for the Building, and including (1) an allocable share, as determined by Landlord, of any taxes, surcharges and other amounts incurred by Landlord in connection with furnishing such utility service to the Building or portion thereof, as the case may be, plus (2) Landlord’s administrative costs incurred in connection with such utility service.

6.4Landlord Not Liable. Except as otherwise provided in Section 6.5, Landlord will not be responsible for any loss, damage or expenses, and Tenant will not be entitled to any rent abatement, diminution, setoff, or any other relief from its obligations hereunder, on account of any change in the quantity or character of the electric service, or any other utility service, or any cessation or interruption of the supply of electricity to the Premises.

6.5Interruption of Utilities or Services. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay or interruption in furnishing any one or more of the Premises utilities or services to be provided pursuant to Section 9.6 below, or for any diminution in the quality or quantity thereof, when such failure, delay, interruption or diminution is occasioned, in whole or in part, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Property after reasonable effort so to do, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall not be deemed to constitute an eviction or disturbance of the Tenant’s use and possession of the Premises or relieve the Tenant from paying Rent or performing any of its obligations under this Lease.  Landlord also reserves the right to temporarily suspend, delay, or discontinue furnishing any of the utilities services to be provided by Landlord under this Lease, without abatement or diminution in Rent and without any liability to Tenant as a result thereof, for such inspections, cleaning, repairs, replacements, alterations, improvements or renewals as may, in Landlord’s judgment, be desirable or necessary to be made; provided that Landlord shall, to the extent reasonably possible under the circumstance, give Tenant advance notice of any proposed suspension of such services during Tenant’s normal business hours and use commercially reasonable efforts to minimize the disruption or discontinuances.  Tenant understands and agrees that Landlord does not represent or warrant the uninterrupted availability of such utilities or services. Notwithstanding anything to the contrary contained in this Lease, in the event of Landlord’s failure to maintain structural elements or to provide an “Essential Service” (which shall be defined as gas, electricity and water, and a failure to repair by Landlord of Tenant’s HVAC system when required and not due to force majeure), which failure renders the Premises or a significant portion thereof unusable, and provided and on condition that in any such event, Tenant cannot occupy the Premises or significant portion for a period of ten (10) consecutive business days or more after written notice thereof to Landlord which specifies the failure of service, and provided further that during such ten (10) consecutive business day period, Landlord fails to substantially restore or substitute such service then, as and for Tenant’s sole and exclusive remedy, Tenant shall be entitled to an abatement in the payment of the Basic Rent allocable to the Premises (or significant unusable portion thereof) for each day commencing from and after said ten (10) consecutive business day period until said service is substantially restored (the “Abatement Period”); provided further, however, that Tenant shall not be entitled to any such Basic Rent abatement if it is then in default of this Lease after the expiration of any applicable notice or cure periods, nor in the event that such failure results from: (i) any act, work, maintenance or repair performed by or on behalf of Tenant; (ii);the negligence, tortuous conduct or willful misconduct of Tenant, its agents, representatives, servants, employees, subtenants, licensees or invitees; or (iii) acts of terrorism or action or inaction of a utility service or provider, and any other cause beyond the reasonable control of Landlord.

ARTICLE 7

MAINTENANCE; ALTERATIONS; REMOVAL OF TRADE FIXTURES

7.1Tenant’s Maintenance. Tenant shall, at its sole cost and expense, keep the Premises in good order and condition (except for ordinary wear and tear) and, except as provided in Section 7.2, shall make all non-structural repairs, alterations, renewals and replacements and shall take such other action as may be necessary or appropriate to keep and maintain the Premises in good order and condition (including the repair, maintenance and replacement of any HVAC system solely servicing the Premises, whether or not located within the Premises, and the duct distribution systems within the Premises). Except as expressly provided in this Lease, Landlord will not be obligated to maintain, alter or repair the Premises. All repairs made by Tenant must be at least equal in quality to the original work. Tenant’s obligations under this Section 7.1 shall include replacements of any portion or item of the Premises. Tenant, at its sole cost and expense, shall obtain a maintenance contract for any HVAC system solely servicing the Premises, which is Tenant’s responsibility to maintain pursuant to this Section 7.1. Such maintenance contract will provide for regularly scheduled maintenance and shall be reasonably satisfactory to Landlord.

7.2Landlord’s Repairs. Landlord shall make all repairs and replacements to the foundation, the bearing walls, the structural columns and beams, the exterior walls, the exterior windows and the roof of the Building, all mechanical, electrical, plumbing systems within the Building (other than any HVAC system solely servicing the Premises, whether or not located within the Premises, and the duct distribution systems within the Premises), and Common Areas and common facilities and keep them, in its commercially reasonable discretion, in good repair and condition and in compliance with Legal Requirements; provided, however, that if such repairs and replacements (including repairs and replacements with respect to the Property) are necessitated by the intentional acts or negligence of Tenant or Tenant’s Visitors, then Tenant shall reimburse Landlord, upon demand, for the reasonable cost thereof. The costs and expenses incurred by Landlord in connection with such repairs and replacements will be included in Landlord’s Operating Expenses to the extent permitted by the terms of this Lease. Notwithstanding anything herein to the contrary, Tenant accepts the common areas in their “as-is” condition.

7.3Requirements for Tenant’s Maintenance. All maintenance and repair, and each addition, improvement or alteration, performed by on behalf of Tenant must be (a) completed expeditiously in a good and workmanlike manner, and in compliance with all applicable Legal Requirements and Insurance Requirements, (b) completed free and clear of all Liens, and (c) performed in a manner and by contractors reasonably approved by Landlord to the extent such work involves any work to any electrical, mechanical, plumbing or other system of the Building, any work to the outside of the Building, any work to the roof of the Building or any work to any structural element of the Building.

7.4(a) Permitted Alterations. Provided Tenant is not in default of any its obligations under this Lease, Tenant may, upon prior written notice to Landlord and submission to Landlord of plans and specifications therefor, make interior, non-structural additions, improvements or alterations to the Premises having an aggregate cost not to exceed $100,000, so long as the same do not (i) require a building permit unless Landlord shall consent, which consent shall not be unreasonably withheld or delayed, (ii) in Landlord’s commercially reasonable judgment adversely affect, alter, interfere with or disrupt any of the electrical, mechanical, plumbing or other system of the Building, (iii) affect the outside appearance of the Building, (iv) affect the roof of the Building, or (v) in Landlord’s commercially reasonable judgment adversely affect any structural element of the Building.

(b)Landlord’s Consent to Alterations. Tenant shall not make any addition, improvement or alteration outside the Premises to the Land or Building. In addition, Tenant  shall not make any addition, improvement or alteration of the Premises having an aggregate cost in  excess of $100,000 or (i) requiring a building permit which would require Landlord’s consent, (ii) in Landlord’s commercially reasonable judgment adversely affecting,  altering,  interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building, or (iii) affecting the outside appearance of the Building, the roof of the Building, the ingress to or the egress from the Premises and/or any structural element of the Building (such work, “Major Work”), unless Tenant submits to Landlord detailed plans and specifications therefor and Landlord approves such plans and specifications in writing (which approval will be at Landlord’s sole and absolute discretion). Tenant shall reimburse Landlord, upon demand, for its actual third party costs for reviewing any plans for the Major Work

(c)Building Systems. Notwithstanding anything contained in the Lease to the contrary, Landlord reserves the right to require Tenant to use Landlord’s designated engineers and contractors in connection with any Major Work.

7.5(a) Surrender of Alterations. Each addition, improvement and alteration to the Premises (each a “Tenant Improvement”) will, upon installation, become the property of Landlord and be deemed to be a part of the Building unless Landlord, by written notice to Tenant if so requested by the Tenant at the time the Tenant Improvement is approved, elects to relinquish Landlord’s right to such Tenant Improvement. If Landlord elects to relinquish its right to any Tenant Improvement, Tenant shall insure such Tenant Improvement in accordance with Section 14.1(a)(ii), and, prior to the Termination Date, remove such Tenant Improvement and promptly repair any damage to the Premises or the Building caused by the installation or removal of such Tenant Improvement and restore the Premises to the condition existing prior to the installation of such Tenant Improvement.

(b)Removal of Improvements. Tenant may install in, and remove from, the Premises any trade equipment, machinery, wiring and personal property belonging to Tenant (such trade equipment, machinery, wiring, cabling and personal property will not become the property of Landlord, and shall be required to be removed by Tenant), provided that (i) Tenant shall repair all damage caused by such installation or removal; (ii) Tenant shall not install any equipment, machinery or other items on the roof of the Building or make any openings in the roof; and (iii) Tenant shall not install any equipment, machinery or other items on the floor, walls or ceiling of the Premises that exceed the load bearing capacity or compromise the structural integrity of the floor, walls or ceiling of the Premises.

ARTICLE 8
USE OF PREMISES

8.1Permitted Use. Tenant shall not use or permit the use of the Premises for any purpose other than the Permitted Use specified in the Basic Lease Provisions.

8.2Prohibited Uses. Tenant shall not use or permit the use of the Premises in any manner or for any purpose or do, bring or keep anything, or permit anything to be done, brought or kept in the Premises that (a) violates any Legal Requirement or Insurance Requirement, (b) could overload the electrical or mechanical systems of the Building, (c) in the reasonable judgment of Landlord, may impair or interfere with the proper and economic heating or air conditioning of the Building; or (d) in the reasonable judgment of Landlord, may interfere with the use or occupancy of any portion of the Building outside of the Premises by Landlord or any other tenant or occupant of the Building.

8.3Dispensing Food. Tenant shall not, without the prior written consent of Landlord,

permit the dispensing, preparation, or serving of any beverages or food in the Premises. Notwithstanding anything in the immediately preceding sentence to the contrary, Tenant shall be permitted to dispense, prepare and serve beverages and food in the area of the Premises which is designated as a lunch room solely for Tenant’s employees, provided, that food may only be warmed or cooked in a microwave oven and/or toaster oven and no other cooking equipment will be permitted to be used by Tenant.

8.4Permits, Licenses and Authorizations. Tenant shall obtain, at its sole cost and expense, all permits, licenses or authorizations of any nature required in connection with the operation of Tenant’s business at the Premises.

ARTICLE 9
LANDLORD’S SERVICES

9.1Landlord’s Services. Provided Tenant is not in default under any of the provisions of this Lease beyond applicable grace periods provided herein, Landlord shall furnish to Tenant the services set forth in this Article 9.

9.2Heating and Air Cooling. Tenant acknowledges that the Premises is currently serviced by a current HVAC System, the cost of which shall be included in Landlord’s CAM Expenses, and that Landlord has no obligation to furnish air cooling, heat, ventilation, building maintenance and other facilities and services to the Premises.

9.3Water. Landlord shall furnish adequate hot and cold water at standard Building temperatures to the Building for drinking, lavatory and cleaning purposes, the cost of which shall be included in Landlord’s CAM Expenses.

9.4Common Area Maintenance. Landlord shall maintain all Common Areas and Landlord shall furnish electrical lighting and janitorial services to the Common Areas, and maintenance, repair and replacements of the Common Areas, the cost of which shall be included in Landlord’s CAM Expenses, and Tenant shall have 24/7 access to the Premises, subject to force majeure and reasonable Building security procedures, which may in the future be in effect from time-to-time.

9.5Telecommunications. Subject to the rules and regulations of Landlord and any applicable telecommunications provider, Tenant will have access to the existing telecommunications system in the Building, if any. Tenant hereby acknowledges that the telecommunications system has been installed and is operated by a third-party provider, not Landlord. Landlord makes no representations or warranties with respect to the telecommunications system. Tenant acknowledges that telecommunications service may be suspended or reduced by reason of repairs, alterations, improvements, accidents, or other causes beyond the reasonable control of Landlord. Any such interruption or suspension of services will not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, nor render Landlord liable to Tenant for damages by abatement of rent or otherwise, nor relieve Tenant of any of its obligations under this Lease. Tenant shall contract directly with the company providing telecommunications services to the Premises. Tenant shall pay all charges for telecommunications services before any interest or penalties are added thereto and shall furnish to Landlord, upon request, satisfactory proof of payment.

9.6Interruption of Services. Landlord reserves the right to suspend the Building Services on account of fire, storm, explosion, strike, lockout, labor dispute, casualty or accident, acts of God, riot, war, terrorism, interference by civil or military authorities, or any other cause beyond Landlord’s control or for emergency, inspection, cleaning, repairs, replacement, alterations or improvements that Landlord reasonably deems desirable or necessary. Landlord shall use reasonable efforts to restore any Building Services suspended pursuant to this Section 9.6. Landlord will not be liable to Tenant for any costs, expenses or damages incurred by Tenant as a result of any failure to furnish any Building Services and such failure will not (i) be construed as a constructive eviction or eviction of Tenant, (ii) excuse Tenant from the performance of any of its obligations hereunder, or (iii) entitle Tenant to any abatement or offset against Basic Rent or Additional Rent. In addition, no deduction from Basic Rent or Additional Rent will be permitted on account of any Building Services used by Tenant, subject to the terms of Section 6.5 above.

9.7Energy Conservation. Landlord and Tenant shall comply with all mandatory and voluntary energy conservation controls and requirements imposed or instituted by the federal, state or local governments and applicable to warehouse/office buildings, or as may be required to operate the Building as a warehouse/office building comparable to equivalent facilities in the county in which the Property is located. These controls and requirements may include, without being limited to, controls on the permitted range of temperature settings in warehouse/office buildings and curtailment of the volume of energy consumed or the hours of operation of the Building. Any terms or conditions of this Lease that conflict with such controls and  requirements will be suspended for the duration of such controls and requirements. Compliance with such controls and requirements will not be considered an eviction, actual or constructive, of Tenant from the Premises and will not entitle Tenant to terminate this Lease or to an abatement of any Basic Rent or Additional Rent.

ARTICLE 10

COMPLIANCE WITH REQUIREMENTS

10.1Compliance. Tenant shall (i) comply with all Legal Requirements and Insurance

Requirements applicable to the operation of Tenant’s business, and (ii) maintain and comply with all permits, licenses and other authorizations required by any governmental authority for Tenant’s conduct of business. Landlord shall, at no cost to Landlord, join in any application for any permit or authorization with respect to Legal Requirements if such joinder is necessary. If any structural repairs or replacements are required in order for Tenant to comply with its obligations under this Section 10.1, Landlord shall perform such repairs or replacements and Tenant shall, upon demand, reimburse Landlord for the costs and expenses incurred by Landlord in connection with such repairs or replacements. Landlord shall maintain the current certificate of occupancy of the Building in force and effect; provided, however, that Tenant shall be responsible for certificate of occupancy issues that arise out of Tenant’s use, including alterations or proposed alterations.

10.2Increases in Insurance Premiums. Tenant shall not do, or permit to be done, anything in or to the Premises, or keep anything in the Premises that increases the cost of any insurance maintained by Landlord. Tenant shall, upon demand, pay to Landlord any such increase in insurance premiums and any other costs incurred by Landlord as result of the negligence, carelessness or willful action of Tenant or Tenant’s Visitors.

ARTICLE 11

COMPLIANCE WITH ENVIRONMENTAL LAWS

11.1Environmental Laws. Tenant shall comply, at its sole cost and expense, with all Environmental Laws in connection with Tenant’s operations; provided, however, that the provisions of this Article 11 will not obligate Tenant to comply with the Environmental Laws if such compliance is required solely as a result of the occurrence of a spill, discharge or other event before the date that Tenant or any of its affiliates occupied any portion of the Building, or if such spill, discharge or other event was not caused by the act, negligence or omission of Tenant or Tenant’s Visitors.

11.2Copies of Environmental Documents. Tenant shall deliver promptly to Landlord a true and complete copy of any correspondence, notice, report, sampling, test, finding, declaration, submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted to, or received from, any governmental entity, department or agency in connection with any Environmental Law relating to or affecting the Premises.

11.3Hazardous Substances and Hazardous Wastes. Tenant shall not cause or permit any “hazardous substance” or “hazardous waste” to be kept in the Premises, except for de minimus quantities of cleaning supplies, medicines and other materials used by Tenant in the ordinary course of its business and in accordance with all Legal Requirements. Tenant shall not engage in, or permit any other person or entity to engage in, any activity, operation or business in the Premises that involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or hazardous wastes.

11.4(a) Discharge. If a spill or discharge of a hazardous substance or a hazardous waste occurs on or from the Premises, Tenant shall give Landlord immediate oral and written notice of such spill and/or discharge, setting forth in reasonable detail all relevant facts, including, without limitation, a copy of (i) any notice of a violation, or a potential or alleged violation, of any Environmental Law received by Tenant or any subtenant or other occupant of the Premises; (ii) any inquiry, investigation, enforcement, cleanup, removal, or other action instituted or threatened against Tenant or any subtenant or other occupant of the Premises; (iii) any claim instituted or threatened against Tenant or any subtenant or other occupant of the Premises; and (iv) any notice of the restriction, suspension, or loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises. If a spill or discharge arises out of or relates to Tenant’s use and occupancy of the Premises, or if a spill or discharge is caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall pay all costs and expenses relating to compliance with applicable Environmental Laws (including, without limitation, the costs and expenses of site investigations and the removal and remediation of such hazardous substance or hazardous waste).

(b) Landlord’s Cleanup Rights. Without relieving  Tenant  of its  obligations under this Lease and without waiving any default by Tenant under this Lease, Landlord will have the right, but not the obligation, to take such action as Landlord deems necessary or advisable to cleanup, remove, resolve or minimize the impact of or otherwise deal with any spill or discharge of any hazardous substance or hazardous waste on or from the Premises. If a spill or discharge arises out of or relates to Tenant’s use and occupancy of the Premises, or if a spill or discharge is caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall, on demand, pay to Landlord all costs and expenses incurred by Landlord in connection with any action taken in connection therewith by Landlord.

(c) Tenant’s Cooperation.   If, in order to comply with any Environmental    Law, Landlord requires any affidavits, certifications or other information from Tenant, Tenant shall, at no charge to Landlord, deliver the same to Landlord within five (5) business days of Landlord’s request therefor.

11.5Notices. If Landlord has given to Tenant the name and address of any holder of  an Underlying Encumbrance, Tenant agrees to send to said holder a photocopy of those items given to Landlord pursuant to the provisions of Section 11.2.

11.6Survival.  Tenant’s obligations under this Article 11 shall survive the expiration  or earlier termination of this Lease.

ARTICLE 12

DISCHARGE OF LIENS

Within thirty (30) days after receipt of notice thereof, Tenant shall discharge any Lien on the Premises, the Basic Rent, Additional Rent or any other sums payable under this Lease caused by or arising out of Tenant’s acts or Tenant’s failure to perform any obligation under this Lease.

ARTICLE 13

PERMITTED CONTESTS

13.1 Tenant may, by appropriate proceedings, contest the amount,  validity  or  application of any Legal Requirement which Tenant is obligated to comply with or any Lien which Tenant is obligated to discharge, provided that (a) such proceedings suspend the collection thereof, (b) no part of the Premises, Basic Rent or Additional Rent or any other sum payable hereunder is subject to loss, sale or forfeiture during such proceedings, (c) Landlord is not subject to any civil or criminal liability for failure to pay or perform, as the case may be, (d) Tenant furnishes such security as may be required in the proceedings or reasonably requested by Landlord, (e) such proceedings do not affect the payment of Basic Rent, Additional Rent or any other sum payable to Landlord hereunder or prevent Tenant from using the Premises for its intended purposes, and (f) Tenant notifies Landlord of such proceedings not less than ten (10) days prior to the commencement thereof and describes such proceedings in reasonable detail. Tenant shall conduct all such contests in good faith and with due diligence and shall, promptly after the determination of such contest, pay all amounts required to be paid by Tenant.

ARTICLE 14

INSURANCE; INDEMNIFICATION

14.1(a) Tenant’s Insurance.  Tenant shall obtain, and shall keep in full force and  effect, the following insurance, with insurers that are authorized to do business in the State of New Jersey and are rated at least A-VIII in Best’s Key Rating Guide:

(i)Commercial General Liability Insurance, which shall include premises liability, contractual liability covering Tenant’s indemnity obligations under this Lease (to the extent covered as an Insured Contract in a standard ISO CGL Policy), damage to rented premises, personal & advertising injury and products/completed operations coverage. Policy shall insure against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises with limits of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate. If the policy covers other locations owned or leased by Tenant, then such policy must include an aggregate limit per location endorsement.

(ii)Special Form (“All Risk”) Property insuring all equipment, trade fixtures, inventory, fixtures and personal property and any Tenant Improvements which are the responsibility of Tenant located on or in the Premises equal to the full replacement cost value of such property.

(iii)Workers’ Compensation Insurance as required by applicable laws of the State in which the Premises is located, including Employers’ Liability Insurance with limits of not less than: (x) $100,000 per accident; (y) $500,000 disease policy limit; and (z) $100,000 disease, each employee.

(iv)Excess or Umbrella Liability Insurance with limits of not less than Two Million Dollars ($2,000,000.00) per occurrence and in the aggregate providing coverage in excess of, and follow-form to, the primary commercial general liability and employer’s liability insurance required herein.

(v)In addition to the aforementioned insurances, and during any such time as any Major Work is being performed at the Premises (except that work being performed by Landlord or on behalf of Landlord) Tenant, at its sole cost and expense, shall carry or shall cause to be carried and shall deliver to Landlord at least ten (10) days prior to commencement of any such alteration or work, evidence of insurance with respect to (A) workers’ compensation insurance covering all persons employed in connection with the  proposed alteration or work in statutory limits, (B) general/excess liability insurance, in an amount commensurate with the work to be performed but not less than Two Million Dollars ($2,000,000.00) per occurrence and in the aggregate, for ongoing and completed operations insuring against bodily injury and property damage and naming all additional insured parties as outlined below and required of Tenant and shall include a waiver of subrogation in favor of such parties, and (C) builders risk insurance, to the extent such alterations or work may require, on a completed value form including permission to occupy, covering all physical loss or damages, in an amount and kind reasonably satisfactory to Landlord.

(b)Policy Requirements. The policies of insurance required to be maintained by Tenant pursuant to this Section 14.1 must be written as primary policy coverage and not contributing with, or in excess of, any coverage carried by Landlord. All policies must name Tenant as the named insured party and (except for worker’s compensation and property insurance) all policies shall name as additional insureds for on-going and completed operations, Landlord, Landlord’s property manager, the holder(s) of any mortgage(s) encumbering the Premises, and all of their respective affiliates, members, officers, employees, agents and representatives, managing agents, and other designees of Landlord and its successors as the interest of such designees shall appear. In addition, Tenant agrees and shall provide thirty (30) days’ prior written notice of suspension, cancellation, termination or non- renewal of coverage to Landlord. Tenant shall not self-insure for any insurance coverage required to be carried by Tenant under this Lease. Tenant shall have the right to provide the insurance coverage required under this Lease through a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease.

(c)Certificates of Insurance. Prior to the Commencement Date, Tenant shall deliver to Landlord certificates of insurance evidencing all insurance Tenant is obligated to carry under this Lease, together with a copy of the endorsement(s), specifically including, but not limited to, Waiver of Rights to Recover From Others, Additional Insureds (on-going and completed operations) and Contractual Liability endorsements. Within ten (10) days prior to the expiration of any such insurance, Tenant shall deliver to Landlord certificates of insurance evidencing the renewal of such insurance. Tenant’s certificates of insurance must be on: (i) ACORD Form 27 with respect to property insurance; and (ii) ACORD Form 25 with respect to liability insurance or, in each case, on successor forms approved by Landlord.

(d)No Separate Insurance. Tenant shall not obtain or carry separate property insurance concurrent in form or contributing in the event of loss with that required by Section 14.1(a)(ii) unless Landlord and Tenant are named as insureds therein.

(e)Tenant’s Failure to Maintain Insurance. If Tenant fails to maintain the insurance required by this Lease, Landlord may, but will not be obligated to, obtain, and pay the premiums for, such insurance. Upon demand, Tenant shall pay to Landlord all amounts paid by Landlord pursuant to this Section 14.1(e).

(f)Landlord’s Insurance.  Landlord shall carry replacement cost property insurance on the Building.

14.2Waiver of Subrogation. Landlord and Tenant agree to have all property insurance policies which are required to be carried by either of them hereunder endorsed to provide that the insurer waives all rights of subrogation which such insurer might have against the other party  and Landlord’s mortgagee, if any. By this clause, the parties intend and hereby agree that the risk of loss or damage to property shall be borne by the parties’ insurance carriers. It is hereby agreed that Landlord and Tenant shall look solely to, and seek recovery from, only their respective insurance carriers in the event a loss is sustained for which property insurance is carried or is required to be carried under this Lease. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease, but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, and their respective agents, partners and employees, for any loss or damage to any of its property insured under the insurance policies required hereunder.

14.3Indemnification. Tenant hereby indemnifies, and shall pay, protect and hold Landlord harmless from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys’ fees and expenses) and judgments of any nature, (except to the extent Landlord is compensated by insurance maintained by Landlord or Tenant hereunder and except for such of the foregoing as arise from the gross negligence or willful misconduct of Landlord, its agents, servants or employees), arising, or alleged to arise, from or in connection with (i) any injury to, or the death of, any person or loss or damage to property on or about the Premises, (ii) any violation of any Legal Requirement or Insurance Requirement by Tenant or Tenant’s Visitors, (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises, (iv) Tenant’s occupancy of the Premises, (including, but not limited to, statutory liability and liability under workers’ compensation laws), (v) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, and (vi) any act or omission of Tenant. Tenant shall, at its sole cost and expense, defend any action, suit or proceeding brought against Landlord by reason of any such occurrence with independent counsel selected by Tenant and reasonably acceptable to Landlord. The obligations of Tenant under this Section 14.3 will survive the expiration or earlier termination of this Lease.

14.4No Claims. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not make any claim against Landlord for (a) any damage to, or loss of, any property of Tenant or any other person, (b) business interruption or indirect, special or consequential damages, or (c) any acts or omissions of any other tenants in the Building or on the Property. Tenant hereby waives all claims against Landlord with respect to the foregoing. The provisions of this Section 14.4 will survive the expiration or earlier termination of this Lease.

ARTICLE 15

ESTOPPEL CERTIFICATES

15.1Estoppel Certificates. Upon not less than ten (10) business days’ prior notice by Landlord, Tenant shall execute and deliver to Landlord a statement certifying (i) the Commencement Date,(ii) the Termination Date, (iii) the dates of any amendments or modifications to this Lease, (iv) that this Lease was properly executed and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and modifications have been properly executed and are in full force and effect, (v) the current annual Basic Rent, the current monthly installments of Basic Rent and the date on which Tenant’s obligation to pay Basic Rent commenced, (vi) the current monthly installment of Additional Rent for Taxes and Landlord’s Operating Expenses, (vii) the date to which Basic Rent and Additional Rent have been paid,(viii) the amount of the security deposit, if any, (ix) if applicable, that all work to be done to the Premises by Landlord has been completed in accordance with this Lease and has been accepted by Tenant, except as specifically provided in the estoppel certificate, (x) that no installment of Basic Rent or Additional Rent has been paid more than thirty (30) days in advance, except as specifically provided in the estoppel certificate, (xi) that Tenant is not in arrears in the payment of any Basic Rent or Additional Rent, except as specifically provided in the estoppel certificate, (xii) that, to the best of Tenant’s knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate, (xiii) that, to the best of Tenant’s knowledge, Tenant has no existing defenses, offsets, liens, claims or credits against the Basic Rent or Additional Rent or against enforcement of this Lease by Landlord, except as specifically provided in the estoppel certificate,(xiv) that Tenant has not been granted any options or rights of first refusal to extend the Term, to lease additional space, to terminate this Lease before the Termination Date or to purchase the Premises, except as specifically provided in this Lease, (xv) that Tenant has not received any notice of violation of any Legal Requirement or Insurance Requirement relating to the Building or the Premises, except as specifically provided in the estoppel certificate, (xvi) that Tenant has not assigned this Lease or sublet all or any portion of the Premises, except as specifically provided in the estoppel certificate, (xvii) that no “hazardous substances” or “hazardous wastes” have been generated, manufactured, refined, transported, treated, stored, handled, disposed or spilled on or about the Premises, except as specifically provided in the estoppel certificate, and (xviii) such other matters as reasonably requested by Landlord. Tenant hereby acknowledges  and agrees that such statement may be relied upon by any mortgagee, or any prospective purchaser, tenant, subtenant, mortgagee or assignee of any mortgage, of the Property or any part thereof.

15.2Tenant’s Failure to Execute Estoppel Certificate. If Tenant fails or otherwise refuses to execute an estoppel certificate in accordance with Section 15.1, then Landlord shall have the right to deliver to Tenant a notice in accordance with the terms of this Lease stating that Tenant has failed to timely deliver the estoppel certificate pursuant to Section 15.1, together with a fully completed estoppel certificate. If Tenant fails to deliver to Landlord an executed estoppel certificate satisfying the criteria set forth in Section 15.1 within five (5) business days after the delivery of such notice, then Tenant shall be deemed to be estopped from raising any claims which are contrary to the statements set forth in the estoppel certificate delivered by Landlord.

ARTICLE 16

ASSIGNMENT AND SUBLETTING

16.1Prohibition. Except as otherwise expressly provided in this Article 16, Tenant shall not sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of any interest in this Lease or the Premises, by operation of law or otherwise, without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold or delay. Any consent granted by Landlord in any instance will not be construed to constitute a consent with respect to any other instance or request. If the Premises or any part thereof are sublet, used, or occupied by anyone other than Tenant, or if this Lease is assigned by Tenant, Landlord will have the right to collect rent from the assignee, subtenant, user or occupant, but no such assignment, subletting, use, occupancy or collection will be deemed (i) a waiver of any of Landlord’s rights or Tenant’s obligations under this Article 16, (ii) the acceptance of such assignee, subtenant, user or occupant as tenant, or (iii) a release of Tenant from the performance of any its obligations under this Lease.

16.2Tenant’s Notice. If Tenant desires to sublet the Premises or assign this Lease, Tenant shall submit to Landlord a written notice (“Tenant’s Notice”) setting forth in reasonable detail:

(a)	the name and address of the proposed subtenant or assignee;

(b)the terms and conditions of the proposed subletting or assignment (including the proposed commencement date of the sublease or the effective date of the assignment, which must be at least thirty (30) days after Tenant’s Notice is delivered to Landlord);

(c)the nature and character of the business of the proposed subtenant or assignee;

(d)banking, financial, and other credit information relating to the proposed subtenant or assignee in reasonably sufficient detail to enable Landlord to determine the proposed subtenant’s or assignee’s financial responsibility; and

(e)in the case of a subletting, complete plans and specifications for any work to be done in the Premises to be sublet.

16.3Landlord’s Response.  Within thirty (30) days after Landlord’s receipt of Tenant’s Notice, Landlord shall notify Tenant whether Landlord (i) consents to the proposed sublet or assignment, or (ii) does not consent to the proposed sublet or assignment. Landlord will have the right to withhold its consent to the proposed sublease or assignment if (1) the proposed assignee’s or subtenant’s financial condition is not, in the reasonable judgment of Landlord, comparable to that of Tenant on the date this Lease was executed, (2) the quantity or location of the space proposed to be sublet or assigned is inappropriate in the reasonable judgment of Landlord, (3) the proposed sublease or assignment would be to an existing tenant, subtenant or other occupant of the Property (or to any subsidiary or affiliate of the foregoing), (4) the proposed sublease or assignment would be to any prospective tenant (or to a subsidiary or affiliate thereof) with whom Landlord has negotiated for the leasing of space in the Building or any other building owned by Landlord or an affiliate of Landlord during the six (6) month period prior to Landlord’s receipt of Tenant’s Notice, (5) the business of the proposed subtenant or assignee is not compatible with the type of occupancy of the Property, or such business will create increased use of the facilities of the Property, (6) the proposed sublease or assignment might adversely affect the quality or marketability of either the rentable area or the Property, or (7) the proposed subtenant or assignee will, in Landlord’s reasonable judgment, demean the character of any building on the Property.

16.4	Requirements. In addition to the foregoing requirements,

(a)no assignment or sublease will be permitted if, at the effective date of such assignment or sublease, Tenant is in default under this Lease;

(b)no assignment or sublease will be permitted unless Tenant agrees, at the time of the proposed assignment or sublease and in Tenant’s Notice, to pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of all Net Rental Proceeds;

(c)Tenant shall not advertise in any publication, flyer or electronic communication any sublease or assignment at a rate that is below the then market rate being charged by Landlord for space of like availability and quantity in the Building; and

(d)Tenant shall pay Landlord within ten (10) days after demand, as Additional Rent, all reasonable costs and expenses incurred or paid by Landlord in connection with any proposed assignment or subletting, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or sublessee and any reasonable legal fees and expenses incurred in connection with the review of the proposed assignment or sublease and all of the documents and other information related thereto (which costs and expenses Tenant covenants and agrees to pay regardless of whether Landlord consents to the proposed assignment or sublease).

16.5(a) Recapture. Prior to sending a Tenant’s Notice pursuant to which Tenant proposes to assign this Lease, or sublease a portion of  the Premises affecting, collectively with all other subleases then in effect, more than fifty percent (50%) of the rentable square footage of the Premises, Tenant shall give notice thereof to Landlord (a Pre-Market Notice”) and Landlord will have the right, exercisable by written notice (the “Recapture Notice”) to Tenant within twenty (20) days after the Pre-Market Notice, to recapture the space described in Tenant’s Pre-Market Notice (the “Recapture Space”). The Recapture Notice will cancel and terminate this Lease with respect to the Recapture Space as of the date stated in Tenant’s Notice for the commencement of the proposed assignment or sublease and Tenant shall surrender possession of the Recapture Space as of such date. Thereafter, the Basic Rent and Additional Rent will be equitably adjusted based upon the square footage of the Premises then remaining, after deducting the square footage attributable to the Recapture Space.

(b)  Landlord’s Exercise.   If Landlord elects to exercise its recapture right and  the Recapture Space is less than the entire Premises, then Landlord, at its sole expense, will have the right to make any alterations to the Premises required, in Landlord’s reasonable judgment, to make such Recapture Space a self-contained rental unit. Landlord shall perform all such work, if any, with as little inconvenience to Tenant’s business as is reasonably possible; provided, however, that (i) Landlord will not be required to perform such work after normal business hours or on weekends, and (ii) Landlord will not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant’s use or possession of the Premises on account of such work and will not be liable to Tenant on account of same.

16.6Sublease Requirements. In addition to the foregoing requirements, each sublease must contain the following provisions:

(a)The sublease must be subject and subordinate to all of the terms and conditions of this Lease.

(b)At Landlord’s option, if this Lease terminates prior to the expiration of the sublease, the subtenant must make full and complete attornment to Landlord for the balance of the term of the sublease. Such attornment must be evidenced by an agreement in form and substance satisfactory to Landlord executed and delivered by subtenant within five (5) days after Landlord’s request therefor.

(c)The term of the sublease must not extend beyond a date which is one day prior to the Termination Date.

(d)Without Landlord’s prior consent, not to be unreasonably withheld or delayed in accordance with the provisions of this Article 16, the subtenant will not be permitted to further sublet all or any portion of the subleased space or to assign its sublease without Landlord’s prior written consent.

(e)The subtenant must waive the provisions of any law that gives the subtenant any right to terminate the sublease or to surrender possession of the subleased if Landlord brings any proceedings to terminate this Lease.

16.7Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 16, any sublease or assignment to a Tenant Affiliate will not require Landlord’s consent and will not be subject to Sections 16.1 (first sentence only), 16.2(d), 16.3, 16.4(b), 16.5 and 16.16, but all other provisions of this Article 16 will apply to such sublease or assignment. Tenant shall furnish Landlord with a copy of such sublease or assignment within five (5) days after execution thereof. “Tenant Affiliate” means any corporation or other entity controlled by, under common control with or which controls the original Tenant named in this Lease or in which original Tenant named in this Lease, directly or indirectly, has a fifty percent (50%) or greater voting or ownership interest, which Tenant Affiliate shall have a net worth no less than the greater of the net worth of Tenant on the date hereof and the net worth or Tenant on the date of the applicable assignment or sublease; provided, however, that in the event that Tenant provides a minimum of ten (10) business prior written notice to Landlord of a sublease or assignment to a Tenant Affiliate and the Guaranty attached hereto remains in full force and effect, the Tenant Affiliate net worth requirement shall be waived.

16.8Events Constituting Assignment. Each of the following events will be deemed to be an assignment of this Lease and will require the prior written consent of Landlord in compliance with this Article 16 (including the delivery of a Tenant’s Notice):

(a)	any assignment or transfer of this Lease by operation of law;
(b)	any hypothecation, pledge, or collateral assignment of this Lease;

(c)any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceeding;

(d)any assignment, transfer, disposition, sale or acquisition of a controlling interest in Tenant to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions; provided, however, that in the event that Tenant provides a minimum of ten (10) business days prior written notice to Landlord of a sublease or assignment to such entity and the Guaranty attached hereto remains in full force and effect, the formal consent otherwise required by this Article 16shall be waived; or

(e)any issuance of an interest or interests in Tenant (whether stock, partnership interests, or otherwise) to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding a controlling interest in Tenant. For purposes of the immediately foregoing, a “controlling interest” of Tenant means 25% or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, membership interests or otherwise) of Tenant or the ability to control the management of the Tenant.

16.9Assumption. It is a further condition to the effectiveness of any assignment otherwise complying with this Article 16 that the assignee execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee assumes all obligations of Tenant under this Lease and agrees that the provisions of this Article 16 will continue to be binding upon it with respect to all future assignments and deemed assignments of this Lease.

16.10Tenant Remains Liable. No assignment of this Lease or any sublease of all or any portion of the Premises will release or discharge Tenant from any liability under this Lease and Tenant will continue to remain primarily liable under this Lease.

16.11Permits and Approvals. Tenant will be responsible for obtaining all required permits and approvals in connection with any assignment of this Lease or any subletting of the Premises. Tenant shall deliver copies of all such permits and approvals to Landlord prior to the commencement of any construction work, if construction work is to be done in connection with such sublease or assignment.

16.12Deadline for Consummation of Assignment or Sublease. If Landlord consents to any proposed assignment or sublease and Tenant fails to consummate such assignment or sublease within ninety (90) days after Landlord gives such consent, Tenant will be required to again comply with all of the provisions this Article 16 before assigning this Lease or subletting any part of the Premises. Within ten (10) days after the execution of any sublease or assignment, Tenant shall deliver to Landlord a fully-executed copy of such sublease or assignment.

16.13No Liability. Under no circumstances will Landlord be liable to Tenant for any failure or refusal to grant its consent to any proposed assignment or sublease. Tenant shall not claim any money damages by way of setoff, counterclaim or defense, based on any claim that Landlord unreasonably withheld its consent to any proposed sublease or assignment. Tenant’s sole and exclusive remedy will be an action for specific performance, injunction or declaratory judgment. In the event Tenant receives a final non-appealable judgment which rules that Landlord had acted unreasonably, then notwithstanding that it will not be entitled to damages hereunder, Landlord shall reimburse Tenant for its reasonable legal fees incurred in connection therewith.

16.14Indemnification. If Landlord withholds its consent to any proposed assignment or sublease, Tenant shall defend, indemnify, and hold Landlord harmless from and against all liability, damages, costs, fees, expenses, penalties, and charges (including, but not limited to, reasonable attorneys’ fees and disbursements) arising out of any claims made by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

16.15(a) Bankruptcy. Notwithstanding anything to the contrary contained in  this  Lease,

if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, all consideration payable in connection with such assignment shall be paid to Landlord and will be and remain the exclusive property of Landlord and will not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. All consideration constituting Landlord’s property under the preceding sentence not paid to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

(b)   Adequate Assurance.   If Tenant proposes to assign this Lease pursuant to  the provisions of the Bankruptcy Code to any person or entity who has made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then Tenant shall deliver to Landlord written notice of such proposed assignment setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided by Tenant to assure such person’s or entity’s future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date Tenant makes application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. For the purposes of clause (iii) above, “adequate assurance” means the deposit of cash security in an amount equal to the Basic Rent and Additional Rent payable under this Lease for the next succeeding twelve (12) months (which annual Additional Rent shall be reasonably estimated by Landlord). Landlord will thereupon have the right, exercisable by written notice to Tenant given at any time prior to the effective date of the proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such entity or person for the assignment of this Lease. Any person or entity  to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

16.16Landlord’s Right to Negotiate. After Landlord recaptures the Recapture Space, Landlord will have the right to (i) negotiate directly with any proposed subtenant or assignee of Tenant, and (ii) enter into a direct lease with any proposed subtenant or assignee of Tenant for any space in the Building, including the space covered by the proposed sublease or assignment, on such terms and conditions as are mutually acceptable to Landlord and the proposed subtenant or assignee.

ARTICLE 17
CASUALTY

17.1Notice. If any part of the Premises is damaged, Tenant shall promptly notify Landlord in writing of the extent of such damage.

17.2Premises Not Untenantable. If the Premises are damaged, but no portion thereof  is rendered untenantable, and this Lease is not terminated pursuant to Sections 17.4 or 17.5, Landlord shall, at its own expense, cause the Restoration to be completed as soon as reasonably practicable and the Basic Rent and Additional Rent will abate in accordance with the damage caused.

17.3Premises Untenantable. If the Premises are damaged and rendered partially or wholly untenantable, and this Lease is not terminated pursuant to Section 17.4 or 17.5, Landlord shall, at its own expense, cause the Restoration to be completed as soon as reasonably practicable.

17.4Termination. (a) If the Building is damaged and, in Landlord’s sole judgment, the total cost of Restoration will equal or exceed thirty percent (30%) or more of the full insurable value of the Building, then Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after the occurrence of such casualty. If Landlord exercises its right to terminate this Lease pursuant to this Section 17.4, all Basic Rent and Additional Rent will be prorated as of the date such casualty.

(b) If the Premises and/or the Building are damaged and, Restoration cannot be completed within two hundred seventy (270) days or if the Premises are damaged and rendered partially or wholly untenantable during the final year of the Term, Landlord and Tenant will each have the right to terminate this Lease by delivering a written termination notice to the other party within sixty (60) days after the occurrence of such casualty. If either Landlord or Tenant exercises its right to terminate this Lease pursuant to this Section 17.4, all Basic Rent and Additional Rent will be prorated as of the date of such casualty. Notwithstanding the foregoing, if Landlord terminates this Lease as a result of a casualty in the final year of the Term, Tenant will have the right to nullify such termination by exercising its renewal rights pursuant to Section 31.1.

17.5Restoration. If the Net Award received by Landlord plus the amount of the Landlord’s deductible is not adequate to complete Restoration or if the holder of any Underlying Encumbrance elects to retain the Net Award, Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after the amount of such Net Award is ascertained or the date on which the holder of the Underlying Encumbrance notifies Landlord that it has elected to retain the Net Award. If Landlord exercises its right to terminate this Lease pursuant to this Section 17.5, all Basic Rent and Additional Rent will be prorated as of the date of such casualty. Landlord will have no Restoration obligation if (i) the damage to the Building results in the termination of any underlying ground lease, or (ii) such damage was caused, directly or indirectly by the act or negligence of Tenant or  Tenant’s Visitors.

ARTICLE 18
CONDEMNATION

18.1Taking. Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant becomes entitled by reason of any Taking of all or any part of the Premises, except that Tenant will be entitled to any award or payment for the Taking of Tenant’s trade fixtures or personal property or for relocation or moving expenses, provided the amount of the Net Award payable to Landlord with respect to the fee interest is not diminished. All amounts payable pursuant to any agreement with any condemning authority made in settlement of or under threat of any condemnation or other eminent domain proceeding will be deemed to be an award made in such proceeding. Tenant agrees that this Lease will control the rights of Landlord and Tenant with respect to any Net Award and any contrary provision of any present or future law is hereby waived.

18.2Entire Premises. In the event of a Taking of the entire Premises, the Term will terminate as of the date when possession is taken by the condemning authority and all Basic Rent and Additional Rent will be prorated as of such date.

18.3Portion of Premises. In the event of a Taking of thirty percent (30%) or more of the Premises, if Tenant determines in good faith that the Taking will have a permanent, material, adverse affect on Tenant’s operations at the Premises, Tenant may, at any time either prior to or within sixty (60) days after the date the condemning authority takes possession of the applicable portion of the Premises, elect to terminate this Lease by delivering a written termination notice to Landlord. If Tenant fails to exercise such termination option, or if such option does not apply to  a Taking, (i) Landlord shall, subject to any Excusable Delay and Section 18.4, cause Restoration to be completed as soon as reasonably practicable, but in no event later than ninety (90) days after the date the condemning authority takes possession of the applicable portion of the Premises, and (ii) the Basic Rent and Additional Rent thereafter payable will be equitably prorated based upon the square footage of the Building actually taken.

18.4Restoration. If (a) the Net Award is inadequate to complete Restoration, or (b) in the case of a Taking of thirty percent (30%) or more of the Premises, Tenant has not elected to terminate this Lease pursuant to Section 18.3 hereof, then Landlord may elect either to complete such Restoration or terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after (i) the date the amount of the Net Award is ascertained, or (ii) the expiration of the sixty (60) day period during which Tenant may terminate this Lease pursuant to Section 18.3. If Landlord terminates this Lease pursuant to this Section 18.4, all Basic Rent and Additional Rent will be apportioned as of the date the condemning authority takes possession of the Premises. Landlord’s obligation to perform Restoration is subject to the Net Award being made available to Landlord by any Lender or Master Landlord whose interest may be superior to Landlord.

ARTICLE 19
EVENTS OF DEFAULT

19.1	Events of Default. Any of the following occurrences, conditions or acts are an

“Event of Default” under this Lease:

(a)Tenant fails to pay any Basic Rent, Additional Rent or other amount payable by Tenant hereunder within five (5) days of the date such payment is due and remain uncured for a period of five (5) days following any written notice (“Rent Default Notice”) to Tenant that payment is past due; provided, however, that no such Rent Default Notice shall be required, and Tenant shall be deemed to be in immediate default of any payment due hereunder if not made when due, if Landlord has previously delivered to Tenant any Rent Default Notice within three hundred sixty-five (365) days prior to any new Tenant default in payment of any Rent when due.

(b)	Intentionally Omitted.

(c)Tenant or any guarantor of Tenant’s obligations hereunder (“Guarantor”) files a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law, or is adjudicated a bankrupt or becomes insolvent, or commits any act of bankruptcy as defined in any such law, or takes any action in furtherance of any of the foregoing.

(d)A petition or answer is filed proposing the adjudication of Tenant or any Guarantor as a bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (i) Tenant or such Guarantor consents to the filing thereof, or (ii) such petition or answer is not discharged within sixty (60) days after the filing thereof.

(e)A receiver, trustee or liquidator (or other similar official) of Tenant or any Guarantor or of all or substantially all of its business or assets or of the estate or interest of Tenant in the Premises is appointed and not be discharged within sixty (60) days thereafter or if Tenant or such Guarantor consents to or acquiesces in such appointment.

(f)The estate or interest of Tenant in the Premises is levied upon or attached in any proceeding and such process is not vacated or discharged within sixty (60) days after such levy or attachment.

(g)Tenant uses or permits the use of the Premises for any purpose other than expressly specified in Section 8.1.

(h)	Tenant fails to comply with any of the provisions of Article 11.
(i)	Tenant fails to discharge any Lien within the time period set forth in

Article 12, which failure is not remedied within ten (10) business days following notice of default from Landlord.

(j)Tenant fails to maintain the insurance required by Article 14, or Tenant fails to deliver to Landlord the insurance certificates required by Article 14 within the time periods set forth in Section 14.1(c,) which failure is not remedied within ten (10) business days following notice of default from Landlord.

(k)Tenant fails to deliver to Landlord the estoppel certificate required by Article 15 within the time period set forth therein, which failure is not remedied within ten (10) business days following notice of default from Landlord.

(l)Tenant assigns this Lease or sublets all or any portion of the Premises without complying with all the provisions of Article 16.

(m)Tenant fails to deliver to Landlord the subordination agreement required by Section 23.1 within the time period set forth therein, which failure is not remedied within ten (10) business days following notice of default from Landlord.

(n)Tenant fails to comply with any Legal Requirement (including Environmental Law, Building Code or other legal compliance) or Insurance Requirement, or Tenant fails to provide an estoppel certificate requested by Landlord pursuant to the terms of this Lease, or to discharge a lien for which it or its contractor or agents is responsible and such failure continues for a period of ten (10) days after Landlord gives notice to Tenant specifying such default and demanding that the same be cured; provided, however, that Tenant shall be responsible for any fees, penalties, costs or expenses incurred with such delay in compliance.

(o)Tenant defaults in the observance or performance of any provision of this Lease other than those provisions contemplated by clauses (a) through (o) of this Section 19.1 and such default continues for thirty (30) days after Landlord gives notice to Tenant specifying such default and demanding that the same be cured; provided, however, if such failure cannot reasonably be cured within thirty (30) days, Tenant shall have such additional time as is reasonably necessary to cure such failure so long as Tenant commences its curative efforts within such thirty (30) day period and diligently prosecutes same to completion, such additional time not to exceed ninety (90) days.

(p)Any Guarantor defaults under the terms and conditions of any guaranty delivered to Landlord and such default continues beyond any applicable cure periods contained therein, or if any of the representations and/or warranties made by any Guarantor are untrue or materially misleading as of the date of the guaranty is delivered to Landlord.

If the same default shall occur three (3) or more times in any consecutive twelve (12) month period, regardless if any such default is cured within the applicable notice and cure  period, then there shall be deemed to be an Event of Default as of the fourth (4th) occurrence of such default, and Landlord shall have the right to exercise any remedies it may have at law or in equity or under this Lease.

Notwithstanding anything contained in this Section 19.1 to the contrary, in the event of an Emergency, each provision of this Section 19.1 regarding the time period within which to correct a non-monetary default will be deemed to be “as soon as possible” with diligent, continuous prosecution of corrective action. “Emergency” means a condition or potential condition that requires immediate action to (i) preserve the safety of persons or property, (ii) prevent the interruption or suspension of services deemed critical by Landlord to the operation of the Building, or (iii) avoid or correct a violation of any Legal Requirement.

ARTICLE 20
CONDITIONAL LIMITATIONS, REMEDIES

20.1Termination. This Lease and the Term and estate hereby granted are subject to  the limitation that, whenever an Event of Default has occurred and is continuing, Landlord will have the right, notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to terminate this Lease on a date specified in a written termination notice delivered to Tenant, which date must be at least five (5) days after the date Tenant receives such termination notice. Upon the date specified in Landlord’s termination notice, this Lease and the estate hereby granted will terminate with the same force and effect as if the date specified in Landlord’s notice was the Termination Date.

20.2Remedies. (a) Upon any termination of this Lease pursuant to this Article 20, or as required or permitted by law, Tenant shall immediately quit and surrender the Premises to Landlord, and Landlord may, enter upon, re-enter, possess and repossess the same, but only through summary proceedings if Tenant remains in possession of the Premises, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court will be entitled to possession or to remain in possession of the Premises but shall immediately quit and surrender the Premises.

(b)If Landlord terminates this Lease pursuant to this Article 20, Tenant will remain liable for (i) the sum of (x) all Basic Rent, Additional Rent and other amounts payable by Tenant hereunder until the date this Lease would have expired had such termination not occurred, and (y) all reasonable expenses incurred by Landlord in re-entering the Premises, repossessing the same, making good any default of Tenant, painting, altering or dividing the Premises, putting the same in proper repair, reletting the same (including any and all reasonable attorneys fees and disbursements and reasonable brokerage fees incurred in so doing), removing and storing any property left in the Premises following such termination, and any and all reasonable expenses which Landlord may incur during the occupancy of any new tenant (other than expenses of a type that are Landlord’s responsibility under the terms of this Lease); less (ii) the net proceeds of any reletting actually received by Landlord. Tenant agrees to pay  to Landlord the difference between items (i) and (ii) above with respect to each month during the period that would have constituted the balance of the Term, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month will not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month. Tenant’s liability under this Section 20.2(b) will survive the institution of summary proceedings and the issuance of any warrant thereunder.

(c)If Landlord terminates this Lease pursuant to Article 20, Landlord will have the right, to require Tenant to pay to Landlord, on demand, as liquidated and agreed final damages in lieu of Tenant’s liability under Section 20.2(b), an amount equal to the difference between (i) the Basic Rent and Additional Rent, computed on the basis of the then current annual rate of Basic Rent and Additional Rent and all fixed and determinable increases in Basic Rent, which would have been payable from the date of such demand to the date when this Lease would have expired if it had not been terminated, and (ii) the then fair rental value of the Premises for the same period less the costs of reletting expenses, including the cost to paint, alter or divide the space, put the same in proper repair, reasonable attorneys’ fees and disbursements, reasonable brokerage fees. Upon payment of such liquidated and agreed  final damages, Tenant will be released from all further liability under this Lease with respect to the period after the date of such demand, except for those obligations that expressly survive the termination of this Lease. If, after the Event of Default giving rise to the termination of this Lease, but before presentation of proof of such liquidated damages, the Premises, or any part thereof, are relet by Landlord for a term of one year or more, the amount of rent reserved upon such reletting will be deemed to be the fair rental value for the part of the Premises relet during the term of such reletting.

20.3Liquidated Damages. Nothing herein contained will limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount is greater or less than the excess referred to above.

20.4Abandonment. If Tenant abandons the Premises, Landlord may, at its option and for so long as Landlord does not terminate Tenant’s right to possession of the Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Basic Rent, Additional Rent and other payments as they become due hereunder. Additionally, Landlord will be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys’ and receiver’s fees, incurred in connection with the appointment of or performance by a receiver to protect the Premises and Landlord’s interest under this Lease.

20.5Indemnity Survives. Nothing herein will be deemed to affect Landlord’s indemnification rights under Section 14.3.

20.6Legal Fees. Tenant hereby agrees to pay, as Additional Rent, all reasonable attorneys' fees and disbursements (and all other costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:  Any legal costs incurred arising out of or in connection with any Tenant request under the Lease or any action, accommodation or activity undertaken by Landlord on behalf of Tenant arising out of or in connection with Tenant’s tenancy; or any correspondence, action or proceeding relating to any default by Tenant in the performance of the terms, covenants and/or provisions of this Lease, or the termination of this Lease, based upon Tenant’s failure to perform any of the terms, provisions covenants or conditions of this Lease, or arising out of an action brought or threatened by Tenant against Landlord in which Tenant is not awarded a final non-appealable judgment against Landlord, or any legal costs arising out of an action or proceeding brought by another tenant or tenants in the Building naming Landlord as a party and arising out of or in connection with Tenant or the Premises, or any legal costs arising out of Tenant's failure to pay rent in a timely manner or other default hereunder, whether or not an action or proceeding is commenced, and specifically including the issuance and service of a rent demand notice or notice to cure a default by Tenant under the terms, provisions covenants or conditions of this Lease. Tenant's obligations under this Paragraph shall survive the expiration of the Term hereof or any other termination of this Lease. This Paragraph is intended to supplement, and not to limit, other provisions of this Lease pertaining to indemnities and/or attorneys' fees. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Landlord and Tenant, Tenant's use of, or occupancy of, the Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any proceeding or action for possession, including a summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, except for statutory mandatory counterclaims. Without limiting the generality of the foregoing, whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

20.7Landlord’s Cure Rights. If Tenant is in default of any of its obligations under this Lease, Landlord may, without waiving such default, perform such obligations for the account and at the expense of Tenant (a) immediately and without notice in the case of Emergency or with respect to the imposition of any Lien against all or any portion of the Premises, and (b) in any other case, if such default continues after thirty (30) days from the date Landlord delivers a written notice to Tenant stating Landlord’s intention to perform such obligation for the account and at the expense of Tenant. Upon Landlord’s demand, Tenant shall pay to Landlord all costs and expenses incurred by Landlord in performing any obligations of Tenant under this Lease.

20.8Remedies Not Exclusive; No Waiver. Except as otherwise provided in  this Article 20, no remedy or election hereunder will be deemed exclusive but will, wherever possible, be cumulative with all other remedies herein provided or permitted at law or in equity. No provision of this Lease will be deemed to have been waived by Landlord unless a written waiver from Landlord has first been obtained and, without limiting the generality of the foregoing, no acceptance of Basic Rent or Additional Rent subsequent to any default and no condoning, excusing or overlooking by Landlord on previous occasions of any default or any earlier written waiver will be taken to operate as a waiver by the Landlord or in any way defeat or otherwise affect the rights and remedies of the Landlord hereunder.  Both parties agree to use reasonable efforts to mitigate their damages and neither party shall be liable to the other for consequential damages, except that Tenant shall be responsible for consequential damages in the event of a Tenant holding over, as referenced in Section 24.3.

ARTICLE 21

ACCESS; RESERVATION OF EASEMENTS

21.1Landlord’s Access. (a) Landlord and Landlord’s agents and representatives and parties designated by Landlord as having an interest in the Property will have the right, at all reasonable hours, to enter the Premises to: (1) examine the Premises; (2) make repairs and alterations that, in Landlord’s sole judgment, are necessary for the safety and preservation of the Premises and the Building; (3) erect, maintain, repair or replace wires, cables, ducts, pipes, conduits, vents or plumbing equipment; (4) show the Premises to prospective new tenants during the last eighteen (18) months of the Term; and (5) show the Premises to any mortgagees or prospective purchasers of the Premises. Landlord shall give Tenant three (3) business days prior written notice before making any non-emergency entry onto the Premises.

(b)Landlord will have the right, at any time, to (1) change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or any other public parts of the Building; (2) make repairs, alterations or improvements to any portion of the Building; (3) designate portions of the Building and the Property as Common Areas and change such designations from time to time in Landlord’s sole discretion, (4) change the name and/or number of the Building; and (5) change lawns, sidewalks, driveways, parking areas and/or streets adjacent to or around the Building, but shall not do any of the foregoing in a manner materially adversely affecting Tenant’s rights to access and parking.

21.2Emergency Access. Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

21.3No Liability. Landlord, in exercising any of its rights under this Article 21, will not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant’s use or possession of the Premises and will not be liable to Tenant for same.

21.4Minimum Inconvenience. All work performed by Landlord in the Premises pursuant to this Article 21 shall be performed with as little inconvenience to Tenant’s business as is reasonably possible.

21.5Locks. Tenant shall not change any locks or install any additional locks on doors entering the Premises without immediately giving to Landlord a key to such lock. If, in an emergency, Landlord is unable to gain entry to the Premises by the unlocking the entry doors thereto, Landlord will have the right to forcibly enter the Premises and, in such event, Landlord will have no liability to Tenant for any damage caused thereby. Tenant will be  solely  responsible for any damage caused by Tenant’s failure to give Landlord a key to any lock installed by Tenant.

21.6Reservation of Rights. Without limiting the generality of the foregoing, Landlord reserves the right to make changes, alterations, additions, improvements, repairs and replacements to (i) those portions of the Premises that Landlord is obligated to maintain and repair pursuant to

Section 7.2, (ii) the Building and the Property, and (iii) fixtures and equipment in the Building, in each case as Landlord reasonably deems necessary to comply with any applicable Legal Requirements and/or to correct any unsafe condition; provided, however, that Landlord shall not unreasonably obstruct access to the Premises or unreasonably interfere with Tenant’s use of the Premises or Common Areas. Nothing contained in this Article 21 will be deemed to relieve Tenant of any obligation to make any repair, replacement or improvement or comply with any applicable Legal Requirements.

ARTICLE 22
ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated will be deemed to be other than on account of the earliest stipulated rent. No endorsement or statement on any check or any letter accompanying any payment of rent will be deemed an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

ARTICLE 23
SUBORDINATION

23.1Subordination. (a) This Lease and the term and estate hereby granted are subject and subordinate to the lien of each mortgage which now or at any time hereafter affects all or any portion of the Premises or Landlord’s interest therein and to all ground or master leases which now or at any time hereafter affect all or any portion of the Property (any such mortgage or ground lease being referred to herein as an “Underlying Encumbrance”); provided that Tenant receives from the holder of such Underlying Encumbrance a Non-Disturbance Agreement referred to in Section 23.1(b). From time to time, upon not less than ten (10) days’ prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord any and all reasonable instruments required by the holder of any Underlying Encumbrance that may be necessary or proper to effect such subordination, or to confirm or evidence the same, provided that Tenant receives a Non-Disturbance Agreement referred to in Section 23.1(b). Such instrument shall confirm such holder’s agreement not to disturb or otherwise diminish Tenant’s interests or rights in and under this Lease, as provided in this Section 23.1.

(b) __Landlord shall deliver to Tenant a Non-Disturbance Agreement from the holder of the existing Underlying Encumbrance on or by December 1, 2022, in the form described below (a “Non-Disturbance Agreement”). The Non-Disturbance Agreement shall be in the form substantially attached as Schedule F. In the event Tenant does not receive the Non-Disturbance Agreement in the form attached hereto as Schedule F (with the two Tenant comments thereon to be resolved to the mutual reasonable satisfaction of the parties) by December 1, 2022, then provided that: (i) Tenant has theretofor acted good faith and with commercially reasonable diligent efforts in working with lender to obtain the Non-Disturbance Agreement, and (ii) Landlord has been kept involved with such efforts and negotiations, then Tenant shall have the right on ten (10) business days notice to cure, to terminate this Lease, in which event the first month’s rent paid by Tenant to Landlord shall be returned and neither party shall have any further liability to the other.

Landlord represents that it holds fee title to the Property and the only Underlying Encumbrance affecting it is that held by Lender as defined in Schedule F.

23.2Conveyance by Landlord. If all or any portion of Landlord’s estate in  the Property is sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided in any mortgage or by law or equity, such person, firm or corporation (a) will not be liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, (b) will not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (c) will not be bound by any payment prior to such sale or conveyance of Basic Rent, Additional Rent or other payments for more than one month in advance (except for any unapplied security deposit), and (d) will be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this Lease only during the period such person, firm or corporation holds such interest.

23.3Cure Rights. In the event of a casualty or an act or omission by Landlord that gives Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right or make any such claim until (i) Tenant has delivered written notice of such casualty, act or omission to the holder of each Underlying Encumbrance, and (ii) the holder of each Underlying Encumbrance has had a reasonable opportunity to, with reasonable diligence, remedy such casualty act or omission. Landlord shall provide Tenant with the name and current address of the holder of each Underlying Encumbrance.

23.4Reasonable Modifications. If, in connection with obtaining financing for the Property or refinancing any mortgage encumbering the Property, the prospective Lender or Master Landlord requests reasonable modifications to this Lease as a condition precedent to such financing or refinancing, then Tenant shall not unreasonably withhold, delay or condition its consent to such modifications, provided that such modifications do not (i) increase the Basic Rent or Additional Rent, (ii) increase the security deposit, (iii) reduce the Term, (iv) affect the termination, extension or expansion options, (v) materially and adversely affect the leasehold interest created by this Lease, or (vi) materially and adversely affect the manner in which Tenant’s operations are conducted at the Premises.

ARTICLE 24
TENANT’S REMOVAL

24.1Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean in the condition required to be maintained under Article 7. Any personal property remaining in the Premises after the expiration or earlier termination of this Lease will be deemed to have been abandoned by Tenant and Landlord will have the right to retain such property as its own or dispose of such property at Tenant’s sole cost and expense.

24.2Landlord’s Early Entry. If, at any time during the last six (6) months of the Term, Tenant is not occupying any part of the Premises in connection with the conduct of its business, Landlord may elect, at its option, to enter such part of the Premises to alter and/or redecorate the same. Tenant hereby irrevocably grants to Landlord a license to enter such part of the Premises to perform such alterations and/or redecorations. Landlord’s exercise of its rights under this Section 24.2 will not relieve Tenant from any of its obligation under this Lease.

24.3Holding Over. If Tenant, or any assignee or subtenant of Tenant, holds over possession of the Premises beyond the expiration or earlier termination of this Lease, such holding over will not be deemed to extend the Term or renew this Lease but such holding over will continue upon the terms, covenants and conditions of this Lease except that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant or such assignee or subtenant holds over will be a liquidated sum equal to two (2) times the Basic Rent and Additional Rent payable for the month immediately preceding the expiration or earlier termination of this Lease, except for the first thirty (30) day period holding over in which the liquidated sum shall be equal to one and one-half (1.5) times the Basic Rent and Additional Rent payable for such month. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant or any assignee or subtenant of Tenant to timely surrender possession of the Premises will exceed the amount of the monthly Basic Rent and Additional Rent and will be impossible to accurately measure. If the Premises are not surrendered upon the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and hold harmless Landlord against any and all losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant founded upon such delay. Nothing contained in this Lease will be construed as a consent by Landlord to the occupancy or possession of the Premises beyond the expiration or earlier termination of this Lease. Tenant shall, at its sole cost and expense, take all actions required to remove any assignee or subtenant of Tenant, or other party claiming rights to the Premises under or through Tenant upon the expiration or earlier termination of the Term. The provisions of this Article 24 will survive the expiration or earlier termination of this Lease.

ARTICLE 25
BROKER

Tenant represents and warrants to Landlord that Tenant has not had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this Lease other than the Brokers. Tenant shall indemnify and hold harmless Landlord from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys’ fees) or liability for any compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming to have dealt with Tenant in connection with this Lease. The provisions of this Article 25 will survive the expiration or sooner termination of this Lease.

ARTICLE
26 NOTICES

Every notice or other communication required or contemplated by this Lease shall be in writing and sent by: (i) certified or registered mail, postage prepaid, return receipt requested, or (ii)nationally recognized overnight courier, such as Federal Express or UPS, in each case addressed to the intended recipient at the address set forth in the Basic Lease Provisions or at such other address as the intended recipient previously designated by written notice to the other party. Notwithstanding the foregoing, all invoices, statements and Building Communications may be served by ordinary mail or otherwise delivered to Tenant at the Premises. “Building Communications” means any notice relating to the operation or maintenance of the Building that is given to substantially all of the tenants of the Building, including, without limitation amendments to the Building Rules and Regulations. Any notice delivered by the attorney for Landlord or Tenant shall be deemed to be delivered by Tenant or Landlord, as the case may be.

ARTICLE 27
NONRECOURSE

Tenant will have no recourse against any individual or entity comprising Landlord, including, without limitation, the members, partners, directors, trustees, and officers of Landlord, in connection with the occupancy and/or use of the Premises by Tenant and Tenant’s Visitors; rather, Tenant agrees to look solely to Landlord’s interest and estate in the Building for the satisfaction of Tenant’s remedies arising out of or related to this Lease.

ARTICLE 28
SECURITY DEPOSIT

Intentionally Omitted.

ARTICLE 29

RENEWAL OPTION

A.

Provided that no Event of Default then exists under this Lease, Landlord agrees to grant Tenant a one-time non-recurring option (“Option”) to renew the Lease for the period commencing on the first day of the one hundred twenty fourth (124th) full calendar month after the Commencement Date (the “Option Term Commencement Date”) for an additional five (5) year term (the “Option Term”) through the last day of the sixtieth (60th) full calendar month thereafter (the “Option Term Expiration Date”), upon the same terms and conditions contained in the Lease, except that: (i)  the annual Basic Rent for the Option Term (the “Renewal Rent”) shall be one hundred percent (100%) percent of the fair market value for the Option Term, to be established as of the time period which is six (6) months prior to the Option Term Commencement Date (the “Market Value Rent”), which Market Value Rent shall in no event be less than the Basic Rent due and payable on the Expiration Date. Upon Tenant’s exercise of the Option, the Option Term shall be deemed a portion of the term of the Lease.

B.

The Option granted hereby must be exercised by Tenant by delivery of a written notice (“Option Notice”) to Landlord on or by a date which is twelve (12) months prior the Expiration Date, TIME BEING OF THE ESSENCE WITH RESPECT TO TENANT’S DELIVERY OF SUCH OPTION NOTICE. If such notice is not received by such date, the Option shall be deemed null and void and of no further force and effect.

C.

The parties shall have fifteen (15) Business Days after Landlord receives the Option Notice in which to agree on the Renewal Rent. If the parties agree on the Renewal Rent during the aforesaid period, they shall immediately execute an amendment to the Lease stating the Renewal Rent.

D.

If the parties are unable to agree on the Renewal Rent within the aforesaid period, then within thirty (30) days after the expiration of that period, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least ten (10) years full time office building leasing appraisal experience in the Piscataway, New Jersey area, in order to finally establish the Renewal Rent for the Option Term in the manner hereinbelow set forth. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the Renewal Rent for the Option Term. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within thirty (30) days after the last day the two appraisers are given to set the Renewal Rent. If they are unable to agree on a third appraiser, either of the parties to the Lease by giving thirty (30) days notice to the other party, they shall apply to the American Arbitration Association for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one half of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

E.

Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Renewal Rent for the Option Term. If a majority of the appraisers are unable to set the Renewal Rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Renewal Rent for the Demised Premises during the Option Term, and all other Lease provisions shall remain unmodified and in full force and effect.

F.	After the Renewal Rent for the Option Term has been set, the appraisers shall immediately notify the parties and such determination shall be final and binding on the parties hereto.

ARTICLE 30

MISCELLANEOUS

30.1Miscellaneous. This Lease may not be amended except by an instrument in writing signed on behalf of both parties.  If any provision of this Lease is held unenforceable by a court of competent jurisdiction, all other provisions of this Lease will remain effective. If any provision of this Lease is held unenforceable only in part or degree, it will remain effective to the extent not held unenforceable. This Lease will bind and benefit both parties’ permitted successors and assigns. The table of contents and the article and section headings contained in this Lease are for convenience of reference only and will not limit or otherwise affect the meaning of any provision of this Lease. This Lease may be executed in counterparts, each of which is an original and all of which together constitute one and the same instrument.

30.2No Surrender. No act or thing done by Landlord or Landlord’s agents during the Term will be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender will be valid unless in writing and signed by Landlord. No employee of Landlord or Landlord’s agents will have any authority to accept the keys to the Premises prior to the Termination Date and the delivery of keys to any employee of Landlord or Landlord’s agents will not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

30.3Statements and Bills. Landlord’s failure to prepare and deliver to Tenant any statement, notice or bill will in no way cause Landlord to forfeit or surrender its rights to collect any amounts due and owing to Landlord.

30.4Tenant’s Financials. Tenant and Guarantor shall keep proper books and records of account in accordance with generally accepted accounting principles consistently applied. Tenant and Guarantor shall deliver to Landlord, upon Landlord’s written request, a balance sheet and statement of income and expense for the then current year.  All financial statements must include a complete comparison with the figures for the preceding year and must be certified by (a) the chief financial officer of Tenant, or (b) if prepared by an independent, reputable certified public accounting firm, by such accounting firm. Notwithstanding anything hereinabove to the contrary, provided for and so long as Guarantor financials are available to the public and readily accessible, Tenant and Guarantor shall not be required to independently provide financials under the terms of this paragraph. Notwithstanding the foregoing, to the extent Tenant does not have independent financials prepared, the terms of the foregoing paragraph shall apply only to the Guarantor hereunder.

30.5No Offer. The submission of this Lease to Tenant for examination does not constitute an offer to lease the Premises on the terms set forth herein. This Lease will become effective only upon the execution and delivery of the Lease by Landlord and Tenant.

30.6Access. Subject to all applicable Legal Requirements and to Landlord’s rules and regulations, Tenant shall be permitted keyed access to the Premises twenty-four (24) hours per day, seven (7) days per week. Tenant shall be permitted to install and maintain, at its sole cost and expense, security card key locks and readers on all entry and exit doors to the Premises.

30.7Rules and Regulations. Tenant, for itself and for Tenant’s Visitors, covenants to comply with the Rules and Regulations attached hereto as Schedule D. Landlord will have the right, in its commercially reasonable judgment, to amend the Rules and Regulations from time to time, and Tenant, on behalf of itself and Tenant’s Visitors, agrees to comply with such amendments after deliveries of copies thereof to Tenant or the posting of copies thereof in a prominent place in the Building. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations,  the provisions of this Lease shall control

30.8Signage. Tenant shall have the non-exclusive right to have signage on or near the entrances to the Premises (“Tenant’s Signage”); provided that, (i) the location, size, materials, design and all other specifications of Tenant's Signage will be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; (ii) the method of attaching Tenant’s Signage, shall be subject to Landlords’ prior written consent, and (iii) Tenant's Signage shall comply with all applicable Legal Requirements. Tenant shall be responsible for all costs incurred in connection with the design, construction, installation, maintenance and repair, compliance with laws, and removal of Tenant's Signage. Tenant shall, at Tenant’s sole cost and expense, remove Tenant’s Signage promptly following the expiration or earlier termination of this Lease and shall restore the area of the Building or the Land to the condition it was in immediately prior to the installation of such Tenant’s Signage. Tenant shall bear all costs and expenses of any repairs made necessary by the installation, maintenance or removal of Tenant’s Signage.

30.9Authority. Tenant represents and warrants to Landlord: (i) the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Lease by Tenant have been duly and validly authorized by its general partners, to the extent required by its partnership agreement and applicable law, if Tenant is a partnership or, if Tenant is a limited liability company, by its manager, representative(s) or members to the extent required by its operating agreement and applicable law or, if Tenant is a corporation, by its board of directors, if necessary, and by its stockholders, if necessary, at meetings duly called and held on proper notice for that purpose at which there were respective quorums present and voting throughout; (ii) no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to Tenant’s execution and delivery of this Lease; and (iii) the individual (or individuals) who executes and delivers this Lease on behalf of Tenant is authorized to do so.

30.10Liability of Landlord. The Term “Landlord” as used in this Lease, so far as the covenants and agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner (or lessee, as applicable) or Mortgagee(s) in possession at the time in question of the landlord’s interest in this Lease. Landlord may sell its fee ownership or leasehold interest in the Building or the Property, and/or transfer or assign its rights under this Lease. In  the event of any sale of such interest or transfer of such rights and upon the assumption, in writing, of the obligations of Landlord under this Lease by such assignee or transferee, Landlord herein named (and in case of any subsequent transfer, the then assignor) shall be automatically freed and relieved from and after the date of such transfer of all liability in respect of the performance of any of Landlord’s covenants and agreements thereafter accruing, and such transferee shall thereafter be automatically bound by all of such covenants and agreements, subject, however, to the terms of this Lease; it being intended that Landlord’s covenants and agreements shall be binding on Landlord, its successors and assigns, only during and in respect of their successive periods of such ownership).

ARTICLE 31

GUARANTY

In material consideration for Landlord’s agreement to enter into this Lease, Tenant’s ultimate parent entity is simultaneously herewith executing and delivering the Guaranty attached hereto as Schedule E. In connection therewith, Tenant represents, warrants and covenants that the stock of Tenant’s ultimate parent entity is listed on NASDAQ.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

Landlord:

KINGSBRIDGE 2005 LLC

By:
Name:
Title:

AUDIOCODES, INC.

By:
Name:
Title:

SCHEDULE A

PREMISES

HATCHED

BELOW

SCHEDULE B

CONFIRMATION OF COMMENCEMENT AGREEMENT

This CONFIRMATION AGREEMENT (this “Agreement”) is dated                       , 20 and is between KINGSBRIDGE 2005 LLC, (“Landlord”), and AUDIOCODES, INC. (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered  into  that  certain Lease  Agreement dated  May ___, 2022 (the “Lease”) covering certain premises in the building located at 80 Kingsbridge Road, Piscataway, New Jersey 08854, and

WHEREAS, Landlord and Tenant wish to set forth their agreements as to the commencement of the term of the Lease:

NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.Capitalized terms used herein but not defined have the meanings ascribed to them in the Lease.

2.	The Commencement Date is , 20
3.	The Rent Commencement Date is , 20 .
4.	The Termination Date is , 20 .

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Very truly yours,

KINGSBRIDGE 2005 LLC

By:
Name:
Title:

SCHEDULE C

LANDLORD’SWORK

The Landlord’s Work shall be limited to the performance of the work specifically set forth below, and shall be performed in a Building-standard manner and using Building-standard materials and finishes, and otherwise in accordance with Lease terms. Landlord shall make its own commercially reasonable determination as to the Landlord’s Work.

Landlord’s Work:

The Premises will be delivered in “as-is” condition inclusive of Landlord’s already completed white-box work. Landlord’s Work shall consist exclusively of installing a loading dock and two (2) tailboard loading doors at such time and in such manner (including location) as approved by the Township of Piscataway and causing such dock and doors to be fully operational.  Tenant will be responsible for 25% (“Tenant’s Share”) of all costs (including all hard and soft costs relating to approval or otherwise) of the tailboard loading doors, provided that payment of Tenant’s Share to Landlord must be made within ten (10) business days after the Commencement Date. Tenant’s Share shall be deemed Additional Rent under the terms of the Lease.

LANDLORD’S CONTRIBUTION

After the Commencement Date, Landlord shall contribute up to $117,648.00 (“Landlord’s Contribution”) towards the Tenant’s initial work in the Premises (“Tenant’s Initial Work”), with Tenant’s Initial Work to be performed by Tenant in accordance with applicable Lease terms (including without limitation Article 7). Landlord shall reimburse Tenant for Tenant’s Initial Work performed by Tenant up to the amount of Landlord’s Contribution, in accordance with the terms hereof, provided that Tenant supplies Landlord with an appropriate requisition (the “Requisition”) satisfactory to Landlord, which shall include at a minimum bills, receipts, lien waivers and releases in form reasonably satisfactory to Landlord from contractors, subcontractors, vendors and materialmen; and Tenant’s certification of completion of Tenant’s Initial Work. If Tenant is not in default under this Lease beyond any applicable grace and cure period and provided that all documents and information required by Landlord have been provided, within thirty (30) days after Landlord receives a complete Requisition upon the completion of Tenant’s Initial Work, Landlord shall pay Tenant up to the amount of Landlord’s Contribution. Tenant shall endeavor to complete Tenant’s Initial Work within six (6) months of the Commencement Date. Any remaining portion of Landlord’s Contribution not disbursed to Tenant after submission of a final Requisition in accordance with the express provisions hereof shall be and forever remain the property of Landlord.

SCHEDULE D

RULES AND REGULATIONS

In the event of any conflict or inconsistency between these rules and regulations and the attached Lease, the provisions of the Lease shall govern. All such rules shall be consistently and uniformly enforced with all tenants.

1.The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants’ premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the Property and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord, in its sole and absolute discretion, deems best for the benefit of the tenants generally.

2.Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge, if any, or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building or the Property at any time shall, in the sole judgement of Landlord, be prejudicial to the safety, character, reputation and interests of the Building, the Property or its tenants may be denied access to the Building or the Property or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building and the Property during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property at the Property. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the premises of any tenant of the Building or the Property under the provisions of this rule.

3.No awnings or other protections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant’s premises.

4.There shall not be used in any space, or in the public halls or public portions of the Building, either by any tenant or by deliverymen, jobbers or others, in the delivery or receipt of mail, parcels, merchandise, any hand trucks, except those equipped with rubber tires and side guards which have been approved by Landlord. Landlord may refuse admission to the Building to any person not complying with this requirement. No hand trucks will be allowed in passenger elevators.

5.All entrance doors in each tenant’s premises shall be locked when the tenant’s premises are not in use. Entrance doors shall not be left open at any time. All window blinds in each tenant’s premises shall be lowered when reasonably required because of the position of the sun, during the operation of the Building air cooling system to cool or ventilate the tenant’s premises.
6.No noise, including the playing of any musical instruments, radio or television, which in the sole judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant, and no cooling shall be done in the tenant’s premises, except as expressly approved in writing by Landlord. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building Services or the proper and economic heating, cleaning or other servicing of the Building or the premises or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air cooling, electrical or other equipment of any kind which, in the sole judgment of Landlord, might cause any such impairment or interference. No dangerous, flammable, combustible or explosive object or material shall be brought into the Building or the Property by any tenant or with permission of any tenant.
7.Tenant shall not allow any cooking or food odors (if cooking is so permitted under its lease) to emanate from its premises into other portions of the Building. Tenant agrees that it shall use, at tenant’s cost, a pest extermination contractor at such times or regular intervals as shall be necessary to prevent or eliminate infestation or otherwise as Landlord may reasonably require. Said extermination contractor shall be duly licensed and shall be approved in advance by Landlord.
8.No acids, vapors, coffee grinds, foreign substances or other materials shall be discharged or permitted to be discharged into the plumbing waste lines, vents or flues of the Building, which may obstruct or damage them. The water and wash closets and other plumbing fixtures in or servicing any tenant’s premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweeping, rubbish, rags, acids, coffee or other foreign substances shall be deposited therein. All damages to facilities within the Premises or to any Building facilities resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors, invitees or licensees, shall have caused the same.
9.Except as per Article 29.8, no signs, advertisements, notices or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the premises of the Building or inside of the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Landlord herewith consents to the placement of tenant’s logo on the entrance door of the Premises, the design of which shall be subject to Landlord’s reasonably approval. Disapproval, by way of example but not limitation, shall be deemed to be reasonable if Landlord believes that the location, size and design of such logo and identifying signs are not consistent and harmonious with other logos and identifying signs in the Building.

10.No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

11.The requirements of tenants will be attended to only upon application at the office of the Building Manager. Employees of Landlord or of Landlord’s managing agent shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

12.Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

13.The tenant’s servants, employees, agents, visitors, invitees or licensees shall not loiter nor shall they smoke in or around the hallways, stairways, elevators, entryways, vestibules, roof, restrooms, basement areas, loading docks, lobbies or any other part of the Building used in common by the occupants thereof.

14.If the premises demised to any tenant become infested with vermin, such tenant, at its expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord.

15.No tenant shall mark, paint, drill into, or in any way deface any part of its premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum, or other similar floor covering so that the same shall come in direct contact with the floor of the its premises and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, soluble in water. The use of cement or other similar adhesive material is expressly prohibited.

16.No additional locks and bolts of any kind shall be placed on any of the doors or windows by any tenant, nor shall any changes be made in existing locks and mechanisms thereof. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

17.No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by tenant, nor shall any vending machine of any kind be installed in the Building without the prior written consent of Landlord with consent shall not be unreasonably withheld.

18.Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building or the Property by any tenant and the time of moving the same in and out of the Building or the Property. All such moving shall be done under the supervision of Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building or Property by moving or maintaining any such equipment or freight shall be repaired at the expense of such tenant. All safes shall stand on a base of such size as shall be designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.
19.No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by tenant, at tenant’s expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance to other tenants.
20.No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Property.
21.No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Building, without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner approved by Landlord.
22.Canvassing, soliciting and peddling in the Building and/or on the Property are prohibited, and tenant shall cooperate to prevent the same.
23.Landlord hereby reserves to itself any and all rights not granted to tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Property: (a) The exclusive right to the use of the name of the Property for all purposes, except that tenant may use the name of the Property in its business address and for no other purpose; (b) The right to change the name of the Property, without incurring any liability to tenant for so doing; (c) The right to install and maintain a sign or signs on the exterior of the Property; (d) The exclusive right to use or dispose of the use of the roof of the Building; (e) The exclusive right to limit the space on the directory of the Property to be allotted to tenant; (f) The right to grant to anyone the exclusive right to conduct any particular business or undertaking in the Property.

APPENDIX I

DEFINITIONS

As used in this Lease, the following terms have the following meanings:

Additional Construction Cost: defined in Schedule C.

Annual Expense Reconciliation: defined in Section 5.4.

Bankruptcy Code: Title 11 of the United States Code, as amended, and all rules and regulations promulgated pursuant thereto.

Basic Rent: defined in the Basic Lease Provisions. Brokers: defined in the Basic Lease Provisions.

Building: defined in the Basic Lease Provisions. Building Communications: defined in Article 26.

Building Holidays: Saturday after 1:00 PM, Sunday, New Year’s Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day.

Building Hours:  8:00 AM to 6:00 PM, Monday through Friday, and 9:00 AM to 1:00  PM on Saturdays, except for Building Holidays.

Commencement Date: defined in Section 2.2(b).

Common Areas: those areas of the Property, wherever located, which have been designated and improved from time to time for the common use by or for the benefit of more than one occupant of the Property or which are used in connection with the maintenance or operation of the Property, including, without limitation, all parking areas, roadways, curbs, sidewalks, medians, landscaped areas and planters; all porch and lobby areas; corridors; hallways; passageways; public restrooms; security stations; storage, equipment, machine, meter, mechanical, plumbing, computer, telephone and electrical rooms, stations, conduit, shafts, raceways and the like; common lounges, kitchen areas, conference and meeting rooms (including furniture, fixtures and equipment appurtenant thereto); stairs, ramps, elevators, truck serviceways; loading areas; trash disposal facilities; and with respect to all the foregoing, all equipment and appurtenances thereto; but excluding all portions of the Property which are designated and intended for the use by a single occupant of the Property.

Emergency: defined in Section 19.1.

Environmental Laws: all current and future statutes, regulations, codes and ordinances of any governmental entity, authority, agency and/or department relating to (i) air emissions, (ii) water discharges, (iii) noise emissions, (iv) air, water or ground pollution or (v) any other environmental or health matter.

Estimated Time Delay: defined in Schedule C.

Event of Default: defined in Section 19.1.

Excusable Delay: any delay caused by governmental action, or lack thereof; shortages or unavailability of materials; labor disputes (including, but not limited to, strikes, slow downs, job actions, picketing and/or secondary boycotts); fire, explosion or other casualty; delays in transportation; delays due to adverse weather conditions; acts of God; directives or requests by any governmental entity, authority, agency or department; any court or administrative orders or regulations; adjustments of insurance; acts of declared or undeclared war, warlike conditions in this or any foreign country; acts of terrorism, public disorder, riot or civil commotion; or by anything else beyond the reasonable control of Landlord, including delays caused directly or indirectly by an act or a failure to act by Tenant or Tenant’s Visitors.

Extension Notice: defined in Section 31.1. Extension Period: defined in Section 31.1. Landlord’s Work: defined in Schedule C.

Insurance Expenses: mean the cost of premiums and other charges for fire, other casualty, rent and liability insurance covering the Property and any other insurance covering the Property and the Building.

Insurance Requirements: all terms of any insurance policy maintained by Landlord with respect to the Property and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Premises.

Land: defined in the Basic Lease Provisions.

Landlord: the party defined as such in the first paragraph of this Lease, including at any time after the date hereof, the then owner of Landlord’s interest in the Premises.

Landlord’s CAM Expenses: the total costs incurred by Landlord for operating, maintaining, repairing and managing the Property and all improvements, fixtures and equipment from time to time constituting the Building, Common Areas, and the Property. Excluding debt service, the costs incurred by Landlord in operating and maintaining the Building and the Property include, but are not limited to: (i) management fees, or if there is no managing agent or if the managing agent is affiliated with Landlord, the fees that would customarily be charged by an independent first class managing agent; (ii) the costs of operating, cleaning, maintaining, repairing, restoring and replacing (except to the extent proceeds of insurance or condemnation awards are available therefor), or otherwise providing the following: heating, ventilating and air- cooling equipment and systems (including any energy management and building management systems); elevator systems and equipment; all parking areas, roadways, curbs, sidewalks, medians, planters (including repairs and resurfacing thereof); utility supply systems (but not the cost of such utilities to the extent included in Utility Expenses), drainage and sanitary sewerage systems, water supply lines, wells, emergency generators, fire sprinkler and fire suppression systems, security and alarm systems and services (including maintenance, repairs and replacements thereof); maintenance and repair of vehicles and other tools and equipment (used exclusively at the Property); laundry and towel service; Property identification signs, public address systems; the roof, walls, windows, doors, ceilings and floors of the Building; sweeping, cleaning, snow removal (including, but not limited to, snow removal from the roof of the Building and the roof of any other building on the Property) and line painting of all parking areas and roadways; landscaping services (including replacement of trees, shrubs, and other plantings); janitorial services and window cleaning; supplies; removal of garbage and other refuse; painting, redecorating or other work which is standard for or periodically performed in the Building; providing on and off site traffic direction and parking control; the cost of repair of any insured casualty to the extent of the deductible amount under the applicable insurance policy; total compensation and benefits (including premiums for workmen’s compensation and other insurance and taxes, including social security taxes and payroll taxes, which may be levied against Landlord in respect of such compensation and benefits) paid to or on behalf of personnel employed at the Property; licenses, permit and inspection fees; parking area surcharges or levies; and rent paid for the leasing of any equipment used in the operation, maintenance and repair contemplated herein; any taxes now or hereafter imposed upon Landlord with respect to operating expenses as contemplated herein; accounting and legal fees; personal property taxes; any sales, use or service taxes incurred in connection with the operation of the Property; seasonal decorations and promotional events for the Building or Property, and (iii) capital improvements amortized over the useful life of such improvement (but, in each Lease Year there shall be included only the amortized portion of such capital improvement) which are repairs, replacements or improvements made to the Property that are made in order to reduce Landlord’s CAM Expenses or any improvement or alteration required to comply with applicable provisions of Legal Requirements which were not enacted and applicable to the Property as of the Commencement Date. The above definition of Landlord’s CAM Expenses shall not be construed as a representation or warranty that items of equipment, facilities or services listed therein are or from time to time will be in existence or available at the Property. Landlord’s CAM Expenses shall not include: (a) brokerage fees and/or commissions, advertising expenses and expenses for leasing and renovating space for tenants; (b) water, sewer, gas and electricity charges paid or reimbursed to Landlord by any tenant of the Building, including charges attributable to overtime heat, ventilation or air-cooling for Tenant or other tenants of the Building; (c) compensation and benefits payable to employees not directly attributable to the Property, (d) capital expenses attributable to tenant fit up expenses or for painting, redecorating or other work which Landlord, at its sole expense is required to perform exclusively for Tenant or for any other tenant in leased areas of the Building; (e) off-site improvements unrelated to operation of the Property; (f) capital expenses attributable to the expansion of Building and the Property; (g) any capital expenditure that are not included in the clause (iii) of the definition of Landlord’s CAM Expenses above; (h) expenses for repairs or other work occasioned by fire, windstorm or other insured casualty; (i) legal expenses in negotiating and enforcing the terms of any tenant lease; (j) interest and amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; (k) expenses for restoration of  the Building required as a result of a condemnation; (l) the cost of special services separately paid by particular tenants in the Building, (m) the cost of utilities included in Utility Expenses or costs for utilities charged to or paid by Tenant pursuant to Section 6.3, and (n) the cost of insurance to the extent included in Insurance Expenses. In determining Landlord’s CAM Expenses, for any Lease Year during which less than ninety-five percent (95%) of the rentable square feet of the Building was occupied by tenants for more than sixty (60) days during such Lease Year, the actual CAM Expenses for such Lease Year shall be increased on the basis of variable (but not fixed) CAM Expenses, to the amount which normally would have been incurred for such Lease Year had such occupancy of the Building been ninety-five percent (95%) throughout such Lease Year.

Landlord’s Estimated Operating Expenses: defined in Section 5.2. Landlord’s Expense Statement: defined in Section 5.2.

Landlord’s Final Tax Statement: defined in Section 4.4. Landlord’s Operating Expenses: defined in Section 5.1(a). Landlord’s Tax Statement: defined in Section 4.2.

Lease Year: each calendar year, or partial calendar year, during the Term.

Legal Requirements: all statutes, codes, ordinances, regulations, rules, orders, directives and requirements of any governmental entity, authority, agency, bureau, board, office, commission and/or department (or official thereof), and including covenants and restrictions of record, which now or at any time hereafter may be applicable to the Property or any part thereof, including, but not limited to, all Environmental Laws.

Lender: the holder of any mortgage or deed of trust which may now or hereafter encumber the Property.

License: defined in Section 8.4(a).

Lien: any mortgage, pledge, lien, charge, encumbrance or security interest of any kind, including any inchoate mechanic’s or materialmen’s lien.

Major Work: defined in Section 7.3(b).

Master Landlord: the landlord under any ground lease or lease of all or any portion of the Property, subject to the space leases, which may now or hereafter affect all or any portion of the Property.

Monthly Expense Payment: defined in Section 5.3. Monthly Tax Payment: defined in Section 4.3.

NAICS: defined in Section 11.9.

Net Award: any insurance proceeds or condemnation award payable in connection with any damage, destruction or Taking, less any expenses incurred by Landlord in recovering such amount.

Net Rental Proceeds: in the case of a sublease, the amount by which the aggregate of all rents, additional charges or other consideration payable under a sublease to Tenant by the subtenant (including sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) the Basic Rent plus all amounts payable by Tenant pursuant to the provisions hereof during the term of the sublease in respect of the subleased space, (ii) actual brokerage commissions, providing same are at prevailing rates, due and owing to a real estate brokerage firm, and, (iii) reasonable legal fees incurred by Tenant in connection with the sublease, (iv) free rent granted to the subtenant, (v) cost of work incurred by Tenant in preparing the premises for the sublease and (vi) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property included in the subletting; and in the case of an assignment, the amount by which all sums and other considerations paid to Tenant by the assignee of this Lease for or by reason of such assignment (including sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) actual brokerage commissions, provided same are at prevailing rates due and owing to a real estate brokerage firm, and, (ii) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property sold to the assignee.

Objection Notice: defined in Schedule C.

OFAC: defined in Article 30.

Order or Orders: defined in Article 30.

Permitted Use: defined in the Basic Lease Provisions.

Preliminary Plans: defined in Schedule C Premises: defined in the Basic Lease Provisions.

Prime Rate: the prime commercial lending rate publicly announced from time to time by Citibank N.A. or its successor bank.

Projected Taxes: defined in Section 4.2.

Property: the Land, the Building, all other buildings on the Land, and all other buildings or improvements hereafter constructed on the Land from time to time.

Punch List Items: defined in Section 2.2(c). Recapture Notice: defined in Section 16.5(a). Recapture Space: defined in Section 16.5(a).

Rent Payment Date: the first day of each consecutive calendar month during the Term.

Restoration: the restoration, replacement or rebuilding of the Building (excluding any alterations, additions and improvements installed by Tenant and any trade fixtures and personal property owned by Tenant) or any portion thereof as nearly as practicable to its value, condition and character immediately prior to any damage, destruction or Taking.

Security: defined in the Basic Lease Provisions.

Substantially Completed or Substantial Completion: defined in Section 2.2(c).

Taking: a taking of all or any part of the Property, or any interest therein or right  accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Property or any part thereof, by any governmental authority, civil or military.

Taxes: with respect to each governmental authority levying or imposing the same, all taxes and assessments (general, special, betterment, ordinary or extraordinary, foreseen and unforeseen) levied, charged, assessed, imposed upon or which become due and payable out of or in respect of and become a lien on the Land and all improvements constructed on the Land from time to time, including, without limitation, charges imposed in respect of the ownership, operation, management, use, leasing or alteration of the Property and/or Premises, or any portion thereof; the various estates in and to the Property and/or Premises, or any portion thereof; the Basic Rent and Additional Rent payable to Landlord pursuant to this Lease; and all franchise, income, profit or other taxes, fees and charges, however designated, which, due to a future change in the method of taxation, may be levied or imposed on Landlord in substitution in whole or in part for, or in lieu of, or in addition to, any tax which would otherwise constitute Taxes, as heretofore defined. Nothing contained in this Lease shall require Tenant to pay any estate, inheritance, gift, succession, transfer, corporate franchise or income tax of Landlord, nor shall any of same be deemed Taxes, except as provided in the last phrase of the  preceding sentence (relating to changes in method of taxation).

Tenant: the party defined as such in the first paragraph of this Lease.

Tenant Affiliate: defined in Section 16.7.

Tenant Delay: defined in Section 2.2(c).

Tenant Improvement: defined in Section 7.4(a).

Tenant’s Notice: defined in Section 16.2.

Tenant’s Proportionate Share: defined in Basic Lease Provisions.

Tenant’s Signage: defined in Section 29.8.

Tenant’s Visitors: Tenant’s agents, servants, employees, subtenants, contractors, invitees, licensees and all other persons invited by Tenant onto the Property and/or into the Premises as guests or doing lawful business with Tenant.

Tenant’s Work: defined in Schedule C.

Term: defined in Basic Lease Provisions.

Termination Date: defined in Basic Lease Provisions.

Underlying Encumbrance: defined in Section 23.1.

Utility Expenses: all utility and energy costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas, or other utilities and heating, ventilating and air conditioning for the Building and Property (not separately billed to a tenant in the Building). In determining the Utility Expenses for any Lease Year during which less than ninety-five percent (95%) of the rentable square feet of the Building was occupied by tenants for more than sixty (60) days during such Lease Year, the actual Utility Expenses for such Lease Year shall be increased on the basis of variable (but not fixed) Utility Expenses, to the amount which normally would have been incurred for such Lease Year had such occupancy of the Building been ninety-five percent (95%) throughout such Lease Year.

Working Plans: defined in Schedule C.

SCHEDULE E

PARENT GUARANTY

Agreement dated as of May 13 2022, by AudioCodes Ltd., having a principal business address at ________________________________________ (“Parent” or "Guarantor").

RECITALS

A. AUDIOCODES, INC. ("Tenant"), is party to a lease ("Lease") with KINGSBRIDGE 2005 LLC (hereinafter "Landlord"), whereby Tenant currently leases from Landlord an agreed upon 14,706 rentable square feet (the "Demised Premises") of the building known as 80 Kingsbridge Road, Piscataway, New Jersey 08854.

B. As a material inducement to Landlord to enter into the Lease, Landlord has requested Parent to provide the guaranty described below to Landlord, and Parent has agreed to provide such guaranty.

C. Accordingly, Parent agrees as follows:

1.Parent, as the ultimate parent entity of Tenant, guarantees to Landlord the payment of all base rent, additional rent and payment obligations of Tenant under the Lease (the “Obligations”). This is a guaranty of payment and performance, and not only of collection. Landlord may, at its option, proceed against Parent and Tenant, jointly and severally, or Landlord may proceed against Parent under this Guaranty without commencing any suit or proceeding of any kind against Tenant, or without having obtained any judgment against Tenant.

2.The Obligations of Parent under this Agreement are unconditional, are not subject to any set-off or defense based upon any claim Parent may have against Landlord, and will remain in full force and effect without regard to any circumstance or condition, including, without limitation: (a) any modification or extension of the Lease (except that the liability of Parent hereunder will apply to the Lease as so modified or extended); (b) any exercise or non-exercise by Landlord of any right or remedy in respect of the Lease, or any waiver, consent or other action, or omission, in respect of the Lease; (c) any transfer by Landlord or Tenant in respect of the Lease or any interests or rights in the Demised  Premises, by assignment, sublease or otherwise except as provided in the Lease; (d) any bankruptcy, insolvency, receivership, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding involving or affecting Landlord or Tenant or their obligations, properties or creditors, or any action taken with respect to such obligations or properties or the Lease, by any trustee or receiver of Landlord or Tenant, or by any court, in any such proceeding; (e) any defense to or limitation on the liability or obligations of Tenant under the Lease, or any invalidity or unenforceability, in whole or in part, of any obligation of Tenant under the Lease or of any term of the Lease; or (f) any transfer by Parent of any or all of the equity of Tenant or the control thereof. This Guaranty shall also apply with respect to any period in which Tenant is occupying the Demised Premises as a holdover tenant, month-to-month tenant, tenant at will, tenant at sufferance or statutory tenant.

3.Parent waives presentment and demand for payment, notice of non-payment or non-performance, and any other notice or demand to which Parent might otherwise be entitled.

4.Parent will reimburse Landlord for all costs and expenses incurred by Landlord in connection with the enforcement of the Lease or this Guaranty, including, without limitation, reasonable attorneys' fees.

5. For purposes of this Guaranty, any Letter of Credit or Security Deposit hereafter deposited with Landlord under the Lease shall not be credited against amounts due or payable by Tenant under the Lease or by Parent under the term of this Guaranty.

6.Notwithstanding any payments made by Parent pursuant to this Guaranty, Parent shall not seek to enforce or collect upon any rights which Parent now has or may acquire against Tenant either by way of subrogation, indemnity, reimbursement or contribution for any amount paid under this Guaranty until all amounts due and owing by Tenant to Landlord shall have been paid in full.

7.Should Landlord be obligated in any bankruptcy proceeding to repay to Tenant or Parent or to any trustee, receiver or other representative of Tenant or Parent any amounts previously paid which are part of the Obligations, then this Guaranty shall be reinstated in the amount of such repayment. Landlord shall not be required to litigate or otherwise dispute its obligation to make such repayment if it in good faith on the advice of counsel believes that such obligation exists.

8.Parent waives trial by jury of all issues arising in any action, suit or proceeding to which Landlord and Parent may be parties in connection with this Guaranty.

9.Parent, at its expense, will execute, acknowledge and deliver all instruments and take all action as Landlord from time to time may request for the assuring to Landlord the full benefits intended to be created by this Guaranty.

10.No delay by Landlord in exercising any right under this Guaranty nor any failure to exercise the same will waive that right or any other right.

11.All notices and other communications given pursuant to this Guaranty shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to Landlord at the address set forth in the Lease, and to Parent at the address set forth above; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by confirmed email or facsimile transmission during normal business hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be deemed given upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or five (5) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

12.As material inducement to Landlord to enter into the Lease, Parent specifically represents and warrants and covenants and agrees, as the case may be that Parent consents to jurisdiction by a court or arbitrator located in the State of New Jersey.

13.All remedies of Landlord by reason of this Guaranty are separate and cumulative remedies and no one remedy, whether exercised by Landlord or not, will be in exclusion of any other remedy of Landlord and will not limit or prejudice any other legal or equitable remedy which Landlord may have.

14.If any provision of this Guaranty or the application thereof to any person or circumstance will to any extent be held unenforceable, the remainder of this Guaranty or the application of such provision to persons or circumstances other than those as to which it is held unenforceable, will not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

15.This Guaranty will inure to the benefit of and may be enforced by Landlord and its successors or assigns, and will be binding upon and enforceable against Parent and its successors, assigns, heirs and personal representatives. If there is more than one Parent, Parent's obligations and liabilities under this Guaranty will be joint and several.

16. This Guaranty by Parent, as tendered to Landlord as a material inducement to the Lease, represents the entire understanding between the parties hereto as to the matters addressed herein and may not be modified, amended, supplemented or terminated except in a writing signed by the Landlord. All prior understandings and agreements as to the matters addressed herein, oral or written, express or implied, are hereby merged herein.

17.This Guaranty may be executed and delivered as a “.pdf” attachment to an e-mail with the same force and effect as if it were originally executed and delivered.

IN WITNESS WHEREOF, Parent has duly executed this Guaranty as of the day and year first above written.

EIN#

By:
Name:
Title:

SCHEDULE F

(For Recorder’s Use Only)

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

(UBS 2018-C13, Loan No. 030315037)

THIS SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of ____________, 2022 (the “Effective Date”), among WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF UBS COMMERCIAL MORTGAGE TRUST 2018-C13, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2018-C13, AND IN ITS CAPACITY AS “LEAD SECURITIZATION NOTE HOLDER” (“Lender”), whose address is c/o Midland Loan Services, a division of PNC Bank, National Association, 10851 Mastin Street, Suite 300, Overland Park, Kansas 66210 (Re: Kingsbridge 2005, LLC et al; Loan No. 030315037), AUDIOCODES, INC., a _________ corporation (“Tenant”), whose address is80 Kingsbridge Road, Piscataway, New Jersey 08854, and KINGSBRIDGE 2005 LLC, a Delaware limited liability company (“Landlord”), whose address is 2362 Nostrand Avenue, Suite 7, Brooklyn, New York 11210, with reference to the following facts:

A. Landlord owns the real property known as 80 Kingsbridge Road and having a street address of 80 Kingsbridge Road, Piscataway, New Jersey 08854, such real property, including all buildings, improvements, structures and fixtures located thereon (all or any portion thereof being referred to herein as the “Landlord’s Premises”), as more particularly described on Exhibit A.

B.Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (“Original Lender”) made a loan to Kingsbridge 2005, LLC, and 691 Central Avenue SPE, LLC, each a Delaware limited liability company (“Additional Borrowers”) and Landlord in the original principal amount of $93,000,000.00 (the “Loan”).

C.To secure the Loan, Landlord and Additional Borrowers encumbered the Landlord’s Premises by entering into that certain Mortgage and Security Agreement dated as of September 7, 2018, for the benefit of Original Lender (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Security Instrument”) recorded in the applicable land records of Essex County, New Jersey.

D.Lender is now the holder of the Security Instrument and has authority to enter into this Agreement.

E.Pursuant to a Lease Agreement dated as of May 10, 2022 together with any amendments, modifications and renewals approved in writing by Lender to the extent such approval is required by the Security Instrument (the “Lease”), Landlord demised to Tenant a portion of the Landlord’s Premises (the “Tenant’s Premises”).

F.Lender has been requested by Landlord and Tenant to enter into this Agreement, and Tenant and Lender desire to agree upon the relative priorities of their interests in the Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Lender agree:

1.	Definitions. The following terms shall have the following meanings for purposes of this Agreement:
1.1.

“Construction-Related Obligation” means any obligation of Former Landlord (as hereinafter defined) under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at the Landlord’s Premises, including the Tenant’s Premises.[1]  “Construction-Related Obligation” shall not include: (a) reconstruction or repair following any fire, casualty or condemnation which occurs after the date of attornment hereunder, but only to the extent of the insurance or condemnation proceeds actually received by Successor Landlord for such reconstruction and repair, less Successor Landlord’s actual expenses in administering such proceeds; or (b) day-to-day maintenance and repairs.

1.2.

“Foreclosure Event” means (a) foreclosure under the Security Instrument; (b) any other exercise by Lender of rights and remedies (whether under the Security Instrument or under applicable law, including bankruptcy law) as holder of the Loan and/or the Security Instrument, as a result of which Successor Landlord becomes owner of the Landlord’s Premises; or (c) delivery by Former Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Former Landlord’s interest in the Landlord’s Premises in lieu of any of the foregoing.

1.3.	“Former Landlord” means Landlord and/or any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.
1.4.

“Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from acts or omissions of Former Landlord and/or from Former Landlord’s breach or default under the Lease.[2]

1.5.	“Rent” means any fixed rent, base rent or additional rent under the Lease.
1.6.	“Successor Landlord” means any party that becomes owner of the Landlord’s Premises as the result of a Foreclosure Event.
1.7.

“Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Former Landlord’s breach or default under the Lease.

2.

Subordination.  The Lease, and all right, title and interest of the Tenant thereunder and of the Tenant to and in the Landlord’s Premises, are, shall be, and shall at all times remain, subject and subordinate to the Security Instrument, the lien imposed by the Security Instrument, and all advances made under the Security Instrument.

[1]	Tenant proposed change to be submitted to lender for review.
[2]	Tenant proposed change to be submitted to lender for review.

3.

Payment to Lender.  In the event Tenant receives written notice (the “Rent Payment Notice”) from Lender or from a receiver for the Landlord’s Premises that there has been a default under the Security Instrument and that rentals due under the Lease are to be paid to Lender or to the receiver (whether pursuant to the terms of the Security Instrument or of that certain Assignment of Rents and Leases executed by Landlord as additional security for the Loan), Tenant shall pay to Lender or to the receiver, or shall pay in accordance with the directions of Lender or of the receiver, all Rent and other monies due or to become due to Landlord under the Lease, notwithstanding any contrary instruction, direction or assertion of Former Landlord.  Landlord hereby expressly and irrevocably directs and authorizes Tenant to comply with any Rent Payment Notice, notwithstanding any contrary instruction, direction or assertion of Landlord, and Landlord hereby releases and discharges Tenant of and from any liability to Landlord on account of any such payments.  The delivery by Lender or the receiver to Tenant of a Rent Payment Notice, or Tenant’s compliance therewith, shall not be deemed to: (i) cause Lender to succeed to or to assume any obligations or responsibilities as landlord under the Lease, all of which shall continue to be performed and discharged solely by the applicable Landlord unless and until any attornment has occurred pursuant to this Agreement; or (ii) relieve the applicable Former Landlord of any obligations under the Lease.  Tenant shall be entitled to rely on any Rent Payment Notice.  Tenant shall be under no duty to controvert or challenge any Rent Payment Notice.  Tenant’s compliance with a Rent Payment Notice shall not be deemed to violate the Lease.  Tenant shall be entitled to full credit under the Lease for any Rent paid to Lender pursuant to a Rent Payment Notice to the same extent as if such Rent were paid directly to Former Landlord.

4.Nondisturbance, Recognition and Attornment.

4.1.No Exercise of Security Instrument Remedies against Tenant.  So long as (i) the Lease has not expired or otherwise been terminated by Former Landlord and (ii) there is no existing default under or breach of the Lease by Tenant that has continued beyond applicable cure periods (an “Event of Default”), Lender shall not name or join Tenant as a defendant in any exercise of Lender’s rights and remedies arising upon a default under the Security Instrument unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Former Landlord or prosecuting such rights and remedies.  In the latter case, Lender may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise diminish or interfere with Tenant’s rights under the Lease or this Agreement in such action.

4.2.Nondisturbance and Attornment.  So long as (i) the Lease has not expired or otherwise been terminated by Former Landlord, (ii) an Event of Default has not occurred, and (iii) no condition exists which would cause or entitle Former Landlord to terminate the Lease on its terms, or to dispossess the Tenant that would not be an Event of Default, then, if and when Successor Landlord takes title to the Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of the Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant; and (e) Successor Landlord shall have all the rights and remedies of the landlord under the Lease, including, without limitation, rights or remedies arising by reason of any Event of Default by Tenant under the Lease, whether occurring before or after the Successor Landlord takes title to the Landlord’s Premises.

4.3.Protection of Successor Landlord.  Notwithstanding anything to the contrary in the Lease or the Security Instrument, neither Lender nor Successor Landlord shall be liable for or bound by any of the following matters:

a.

Claims against Former Landlord.  Any Offset Right or Termination Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment.  The foregoing shall not limit Tenant’s right to exercise against Successor Landlord any Offset Right or Termination Right otherwise available to Tenant because of events occurring after the date of attornment.

b.	Construction-Related Obligations. Any Construction-Related Obligation of Former Landlord.
c.	Prepayments. Any payment of Rent that Tenant may have made to Former Landlord for more than the current month.
d.

Payment; Security Deposit.  Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Lender or to Successor Landlord.

e.

Modification, Amendment or Waiver.  Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Lender’s written consent if such consent is required by the Security Instrument.

f.

Surrender, Etc.  Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed between Former Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

g.	Partial Lease Assignment. Any assignment of one or more provisions of the Lease or the beneficial interest therein not constituting the whole of the Lease.
h.	Covenants. Any covenants or obligations of or applicable to Former Landlord to the extent they apply to or affect any property other than the Landlord’s Premises.

5.Lender’s Right to Cure.

5.1.Notice to Lender.  Copies of all notices and other communications given by Tenant to Former Landlord of a breach of or default under the Lease by Former Landlord shall also be simultaneously provided to Lender.  Notwithstanding anything to the contrary in the Lease or this Agreement or the Security Instrument, before exercising any Termination Right or Offset Right, Tenant shall provide Lender with notice of the breach or default by Former Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

5.2.Lender’s Cure Period.  After Lender receives a Default Notice, Lender shall have a period of thirty (30) days beyond the time available to Former Landlord under the Lease in which to cure the breach or default by Former Landlord, or, in the event that such cure cannot be completed within such cure period, Lender shall have such reasonable period of time as is required to diligently prosecute such cure to its completion.  Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Former Landlord.

6.

Exculpation of Successor Landlord.  Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liabilities under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in the Landlord’s Premises from time to time, including insurance and condemnation proceeds (except to the extent reinvested in the Landlord’s Premises), Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of the Landlord’s Premises by Successor Landlord (collectively, “Successor Landlord’s Interest”).  Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement.  If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment.  Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

7.Miscellaneous.

7.1.Notices.  All notices or other communications required or permitted under this Agreement shall be in writing and given by personal delivery or by nationally recognized overnight courier service that regularly maintains records of items delivered.  Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph.  Notices shall be effective upon delivery if sent by personal delivery and the next business day after being sent by overnight courier service.

7.2.Successors and Assigns.  This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns.  Upon assignment of the Security Instrument by Lender, all liability of the Lender/assignor shall terminate.

7.3.Entire Agreement.  This Agreement constitutes the entire agreement between Lender and Tenant and Landlord regarding the subordination of the Lease to the Security Instrument and the rights and obligations of Tenant, Lender and Landlord as to the subject matter of this Agreement.

7.4.Interaction with Lease and with Security Instrument.  If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement.  This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of non-disturbance agreements by the holder of, the Security Instrument.  Lender confirms that Lender has consented to Landlord’s entering into the Lease.

7.5.Lender’s Rights and Obligations.

a.

Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease.  If an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

b.

Neither this Agreement, the Security Instrument or any of the related loan documents, nor the Lease shall, prior to any acquisition of the Landlord’s Premises by Lender, operate to give rise to or create any responsibility or liability for the control, care, management or repair of the Landlord’s Premises upon the Lender, or impose responsibility for the carrying out by Lender of any of the covenants, terms or conditions of the Lease, nor shall said instruments operate to make

Lender responsible or liable for any waste committed on the Landlord’s Premises by any party whatsoever, or for dangerous or defective conditions of the Landlord’s Premises, or for any negligence in the management, upkeep, repair or control of the Landlord’s Premises, which may result in loss, injury or death to Tenant, or to any tenant, licensee, invitee, guest, employee, agent or stranger.

c.

Lender may assign to any person or entity its interest under the Security Instrument and/or the related loan documents, without notice to, the consent of, or assumption of any liability to, any other party hereto.  In the event Lender becomes the Successor Landlord, Lender may assign to any other party its interest as the Successor Landlord without the consent of any other party hereto.

7.6.Landlord’s Rights and Obligations.  Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease, including upon the occurrence of an Event of Default by Tenant under the Lease. This Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Security Instrument, any of the related loan documents, or the Lease.

7.7.Option or Right to Purchase the Landlord’s Premises or the Loan.  Notwithstanding any other provision contained herein, this Agreement does not constitute an agreement by nor a consent of Lender to any provision whatsoever in the Lease allowing or providing for any right or option to Tenant, any affiliate of Tenant or any successor or assignee of Tenant to purchase, in whole or in part, either the Landlord’s Premises or the Loan or any of the instruments or documents evidencing the Loan or securing payment of the Loan and neither Lender nor any assignee of or successor to Lender shall be bound in any way by any such right or option.

7.8.Interpretation; Governing Law.  The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the state where the Landlord’s Premises are located, excluding its principles of conflict of laws.

7.9.Amendments.  This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the parties hereto.

7.10.Due Authorization.  Each party represents that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

7.11.Execution.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.12.Attorneys’ Fees.  All costs and attorneys’ fees incurred in the enforcement hereof shall be paid by the non-prevailing party.

7.13.Headings.  The headings in this Agreement are intended to be for convenience of reference only, and shall not define the scope, extent or intent or otherwise affect the meaning of any portion hereof.

7.14.WAIVER OF JURY TRIAL.  TENANT AND LANDLORD EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVE THEIR RESPECTIVE RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS AGREEMENT, OR ANY OTHER DOCUMENTS EXECUTED IN CONJUNCTION HEREWITH, ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, THE LANDLORD’S

PREMISES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LANDLORD, TENANT OR LENDER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT.

(REMAINDER OF PAGE LEFT INTENTIONALLY BLANK)

IN WITNESS WHEREOF, this Agreement has been duly executed by Lender, Tenant and Landlord as of the Effective Date.

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF UBS COMMERCIAL MORTGAGE TRUST 2018-C13, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2018-C13, AND IN ITS CAPACITY AS “LEAD SECURITIZATION NOTE HOLDER”

By:	Midland Loan Services, a division of PNC Bank, National Association as its Master Servicer and attorney in fact

By:
Name:
Title:

STATE OF KANSAS                )

 )  ss.

COUNTY OF JOHNSON         )

On this     day of                  , 2022, before me, a Notary Public in and for the State of Kansas, personally appeared                                                                      , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged that he/she is the Senior Vice President and Servicing Officer of Midland Loan Services, a division of  PNC Bank, National Association to be the free and voluntary act and deed of said company for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

(seal)

(Print Name)
NOTARY PUBLIC in and for the State of
Kansas.

My appointment expires

[Signature Page to

Subordination, Nondisturbance and Attornment Agreement]

TENANT:

AUDIOCODES, INC., a _________ corporation

By:
Name:
Title:

STATE OF                                 )

 )

COUNTY OF                             )

The foregoing instrument was acknowledged before me this ____ day of                       , 2022, by ___________________________ as _____________ of Acosta Inc., a _________ corporation, on behalf of the corporation.  He/She is personally known to me or has produced a driver’s license as identification.

NOTARY PUBLIC, STATE OF

Print or Stamp Name of Notary

My Commission Expires:	[Notarial Seal]

[Signature Page to

Subordination, Nondisturbance and Attornment Agreement]

LANDLORD:

KINGSBRIDGE 2005 LLC,
a Delaware limited liability company

By:	Shelbourne Jersey Portfolio 5, LLC,
a Delaware limited liability company,
its Sole Member

	By:	Shelbourne Global Solutions LLC,
a New York limited liability company, its Manager

By:
Name:
Title:

STATE OF ______________)

)

COUNTY OF____________)

The foregoing instrument was acknowledged before me this _____ day of                         , 2022, by ___________________________ as _____________ of Shelbourne Global Solutions LLC, a New York limited liability company, Manager of Shelbourne Jersey Portfolio 5, LLC, a Delaware limited liability company, Sole Member of Kingsbridge 2005 LLC, a Delaware limited liability company, on behalf of the limited liability company.  He/She is personally known to me or has produced a driver’s license as identification.

[Signature Page to

Subordination, Nondisturbance and Attornment Agreement]

EXHIBIT A

LEGAL DESCRIPTION

LEGAL DESCRIPTION OF 80 KINGSBRIDGE ROAD, PISCATAWAY, NEW JERSEY

Tract II-80 Kingsbridge Road

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Township of Piscataway, County of Middlesex, State of New Jersey.

BEGINNING at a point in the southwesterly side of Kingsbridge Road therein distant northwesterly 422.06 feet from the intersection of the same with the northwesterly side of Centennial Avenue, if the same were produced to meet at an intersection; thence

1. Along said side of Kingsbridge Road North 37 degrees 54 minutes 40 seconds West 332.19 feet to a point of curve in the same; thence

2. Still along the same northwesterly on the are of a curve curving to the left with a radius of 80.00 feet for a distance of 124.78 feet to a point of tangency in the same, thence

3. Still along the same South 52 degrees 43 minutes 10 seconds West 450.85 feet; thence

4. South 37 degrees 54 minutes 40 seconds East 415.77 feet; thence

5. North 52 degrees 14 minutes 15 seconds East 529.94 feet to Kingsbridge Road and the point or place of BEGINNING

BEING part of Lot #8, Block 503-B, Map of Kingsbridge #4, Piscataway, New Jersey, filed in the Registered’s Office of Middlesex County, on May 11, 1972 as Map #3551 File #959.

The above description is in accordance with a survey made by George J. Anderson, LLC dated August 24, 2018.

NOTE: Being Lot(s) 8.01, Block 6702, Tax Map of the Township of Piscataway, County of Middlesex, State of New Jersey.

[Signature Page to

Subordination, Nondisturbance and Attornment Agreement]